DATED          7th February                                                2005
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1. KEITH MALCOLM BROOME

2. ADAL GROUP, INC


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                         SHARE SALE & PURCHASE AGREEMENT
                                   relating to
                            Guilform Holdings Limited

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                                                                    Kidd Rapinet
                                                           14 & 15 Craven Street
                                                                          London
                                                                        WC2N 5AD
                                                              Tel: 020 7925 0303
                                                              Fax: 020 7925 0334
                                                             info@krlondon.co.uk
                                                            Ref: 1/78/rh/ADV10/7

                         SHARE SALE & PURCHASE AGREEMENT
                         -------------------------------
                                   relating to
                            Guilform Holdings Limited

                                Table of Contents
                                -----------------


Date:........................................................................1

Parties:.....................................................................1

Recitals:....................................................................1

Operative Provisions:........................................................1

1.    Definitions and Interpretation.........................................1

2.    Agreement for Sale.....................................................6

3.    Purchase Consideration.................................................6

4.    Completion.............................................................6

5.    Warranties.............................................................9

6.    Tax Covenant...........................................................9

7.    Limitation of Liability................................................9

8.    Power Of Attorney......................................................9

9.    Restrictive Agreement.................................................10

10.      Further Assurance..................................................11

11.      General............................................................11

12.      Assignment.........................................................13

Schedule 1: Vendor, Shares and Consideration................................15

Schedule 2: The Group Companies.............................................16

Schedule 3: The Property....................................................18

Schedule 4: Warranties......................................................19

A.    Corporate Details.....................................................19

B.    Good Standing.........................................................20

C.    Subsidiaries and Other Interests......................................21

D.    Accounts..............................................................21

E.    Finance...............................................................22

F.    Taxation..............................................................24

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G.       Trading............................................................32

H.       Property...........................................................35

I.    Environment...........................................................38

J.    Employment............................................................38

K.       Pensions...........................................................41

L.    Assets................................................................41

M.       Insurances.........................................................42

N.    Intellectual Property.................................................43

O.       Data Protection and Privacy........................................43

Schedule 5: Tax Covenant....................................................44

1.    Definitions and Interpretation........................................44

2.    Covenant..............................................................46

3.    Exclusions............................................................48

4.    Conduct of Claims.....................................................49

5.    Due Date and Interest.................................................49

6.    Withholding and Taxation..............................................50

7.    Over provisions, reliefs etc..........................................50

8.    Recovery from other persons...........................................51

Schedule 6: Limitation of Liability.........................................52

Schedule 7: Consideration Shares............................................56

                         SHARE SALE & PURCHASE AGREEMENT
                                   relating to
                            Guilform Holdings Limited


Date:       7th February 2005
Parties:

KEITH MALCOLM BROOME of Mumbery Lodge, 5 Harvest Place, Wargrave, Reading, Berkshire RG10 8AQ (the "Vendor")

ADAL GROUP, INC c/o 14/15 Craven Street, London WC2N 5AD (the "Purchaser")

Recitals:

A. This Agreement sets out the terms agreed by the parties in relation to the sale by the Vendor to the Purchaser of the entire issued share capital of Guilform Holdings Limited (the "Company").

B.   Details of the Company are set out in Part 1 of Schedule 2.

Operative Provisions:

1.    Definitions and Interpretation
In this Agreement, where the context so admits:

      1.1 The following words and expressions have the meanings set out against each or given in the provision of this Agreement cross-referenced against each (as applicable):

           "Appointment Letter"    the letter from Purchaser to Vendor
                                   appointing Vendor as anon-executive director in agreed terms

           "Associate"             as defined in section 422(4) of the Financial
                                   Services and Markets Act 2000 (so that in relation to any Vendor "H" is that Vendor and "C" or "D", as applicable, is the Company)

           "Auditors"              the Company's auditors

           "Business Day"          a day (not being a Saturday) on which banks
                                   are open for general banking business in the City of London

           "CA"                    Companies Act 1985

           "CAA"                   Capital Allowances Act 2001

           "Companies Acts"        CA, the Companies Act 1989 and the former
                                   Companies Acts (within the meaning of CA s735(1))

           "Company"               Guilform Holdings Limited Ltd.; details of
                                   which are set out in Part 1 of Schedule 2

           "Completion"            completion of the sale and purchase of the
                                   Shares in accordance with Clause 4

           "Compromise Agreement"  The Compromise Agreement between the Company and the Vendor in agreed terms

           "Computer Systems"      all computer hardware, software,
                                   microprocessors and firmware and any other items that connect with any or all of them which in each case are products being developed or marketed by the Company or are used in the Company's business or are in the possession of the Company

           "Consideration"         see Clause 3.1

           "Consideration Shares"  300,000 common stock] in the Purchaser to be issued pursuant to Clause 3 and Schedule 7

           "Consultancy Agreement" the Consultancy Agreement between the Vendor and the Company in agreed terms


           "Dangerous Substance"   any natural or artificial substance (whether
                                   in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing harm to man or any other living organism supported by the environment, or damaging the environment or public health or welfare, including but not limited to any controlled, special, hazardous, toxic or dangerous waste

           "Disclosure Letter"     the disclosure letter in agreed terms making
                                   disclosure against the Warranties

           "Environmental Law"     all laws, regulations, codes of practice,
                                   circulars, guidance notices and the like
                                   (whether in the United Kingdom or elsewhere) concerning the protection of human health or the environment or the conditions of the workplace or the generation, transportation, storage, treatment or disposal of Dangerous
                                   Substances

           "Environmental          any permit, licence, authorisation, consent
           Licence"                or other approval required by any
                                   Environmental Law


           "FA"                    Finance Act

           "Group" as defined in section 421 of the Financial Services and Markets Act 2000 (so that in relation to the Company "A" is the Company, and in relation to the Purchaser "A" is the Purchaser)

           "Group Companies"       the Company and its subsidiaries for the time
                                   being

           "Guarantees"            Cross-guarantees and debentures from each of
                                   the Company and Adal Seco Limited, Adal
                                   Engineering Limited and Adal Group (UK)
                                   Limited

           "ICTA"                  Income and Corporation Taxes Act 1988

           "ITEPA"                 Income Tax (Earnings and Pensions) Act 2003

           "Intellectual Property  Patents, trade marks, service marks,
           Rights" registered designs, internet domain names, applications for any of the above, copyright, design right, database rights, know-how, confidential information, trade secrets, trade or business names, and any other similar protected rights in any country

           "ITA"                   Inheritance Tax Act 1984

           "Last Accounts"         the audited balance sheet as at the Last
                                   Accounts Date and audited profit and loss account for the year ended on the Last
                                   Accounts Date of each Group Company,
                                   including in the case of the Company the audited consolidated balance sheet as at such date and the audited consolidated profit and loss account for such period, and the directors' report and notes

           "Last Accounts Date"    30 September 2003; being the date to which
                                   the Last Accounts were prepared

           "Loan Note Certificate" the certificate in the name of the Vendor pursuant to the Loan Note Instrument

           "Loan Note Instrument"  the (pound)200,000 Secured 6% Loan Note in agreed terms "Management Accounts" The
                                   unaudited management accounts to 31st
                                   December 2004 annexed to the Disclosure
                                   Letter

           "Planning  Acts"        as defined in Section 336 of the Town and
                                   Country Planning Act 1990

           "Property"              The property of the Company, brief
                                   particulars of which are set out in Schedule
                                   3

           "Plus Wall Debt"        any sums due and owing to the Company on
                                   Completion by Plus Wall Limited

           "Purchaser's            Messrs. Moore Stephens of St. Paul's House,
           Accountants"            Warwick Lane, London, EC4M 7BP

           "Purchaser's            Messrs. Kidd Rapinet of 14 & 15 Craven
           Solicitors"             Street, London, WC2N 5AD

           "Recognised Investment  as defined in section 285(1)(a) of the
           Exchange"               Financial Services and Markets Act 2000

           "Security Interest"     any encumbrance, mortgage, charge, assignment
                                   for the purpose of security, pledge, lien, right of set off, retention of title or other security interest of whatever kind and any agreement, whether conditional or otherwise, to create any such interest

           "Shares" the entire issued share capital of the Company; as detailed in Part 1 of Schedule 2

           "State Facilities"      commercial loan facilities offered to the
                                   Company by State Securities plc


           "Taxation"              all forms of taxation, charge, duty, impost,
                                   withholding, deduction, rate, levy and
                                   governmental charge (whether national or local) in the nature of tax (including without limitation national insurance and other similar contributions, stamp duty, stamp duty land tax and stamp duty reserve tax), whatsoever and whenever created,
                                   enacted or imposed, and whether of the United
                                   Kingdom or elsewhere, and any amount whatever payable to any Taxation Authority or any other person as a result of any enactment relating to Taxation, together with all connected fines, penalties, interest, costs, charges, surcharges and expenses, and "Tax" is to be construed accordingly

           "Taxation               Authority" any statutory or governmental
                                   authority or body (whether in the United
                                   Kingdom or elsewhere) involved in the
                                   collection or administration of Taxation including (without limitation) the Inland
                                   Revenue and HM Customs and Excise

           "Taxation Statutes"     includes statutes (and all regulations and
                                   arrangements whatsoever made under them) whether of the United Kingdom or elsewhere, and whether enacted before or after the date of this Agreement, providing for or imposing any Taxation

           "Tax Covenant"          the tax covenant in Schedule 5

           "TCGA"                  Taxation of Chargeable Gains Act 1992

           "TMA"                   Taxes Management Act 1970

           "VATA"                  Value Added Tax Act 1994

           "Vendor' Accountants"   Messrs. Stewart & Co, Knoll House, Knoll
                                   Road, Camberley, Surrey GU15 3SY

           "Vendor' Solicitors"    Stuart Hodge Corporate Lawyers of Aspect
                                   Court, 4 Temple Row, Birmingham B2 5HG

           "Vendor's State         the personal guarantees and security given by
           Security"               the Vendor to State Securities plc in support
                                   of the State Facilities

           "Warranties"            the warranties by the Vendor in Clause 5 and
                                   Schedule 4

     1.2 References to "SSAP" are to a statement of Standard Accounting Practice published by the Consultative Committee of Accounting Bodies of England and Wales;

     1.3 References to "FRS" are to a financial reporting standard adopted or issued by The Accounting Standards Board Limited;

     1.4 References to specific United Kingdom legislation, Taxes or Taxation Authorities include equivalent or similar legislation, Taxes or Taxation Authorities in other jurisdictions, and any accompanying wording is to be construed accordingly;

     1.5 In the Warranties the phrases "to the best of the Vendor's knowledge and belief" or "so far as the Vendor is aware", or any similar phrase, are to be construed as meaning that the Vendor has made reasonable enquiry in respect of the matter in question;

     1.6 References to the singular or plural numbers include each other, and references to the masculine, feminine or neuter genders include the others;

     1.7 Headings are for ease of reference only, and are not intended to affect the construction of any provision;

     1.8 References to Recitals, Clauses, Schedules and Annexures are references respectively to Recitals to this Agreement, Clauses of this Agreement, Schedules to this Agreement, and Annexures to this Agreement, references in Schedules to Paragraphs are to Paragraphs of that Schedule, and references to this Agreement include the Schedules;

     1.9 References to an Annexure or other document being "in agreed terms" are to a draft document in a form signed or initialled by or on behalf of the parties for purposes of identification;

     1.10  References to the parties are to the parties to this Agreement;

     1.11 References to persons include individuals, bodies corporate, partnerships and unincorporated associations;

     1.12 Obligations on the part of more than one person are joint and several;

     1.13 References to statutory provisions are to those provisions as amended or re-enacted, or as their application is modified by other provisions, from time to time, and include references to any provisions of which they are re-enactments (whether with or without modification), except to the extent that any amendment, modification or re-enactment enacted after today's date would extend or increase the liability of the Vendor under the Warranties or Tax Covenant;

     1.14 Save as otherwise provided in this Agreement, words and phrases the definitions of which are contained or referred to in Part XXVI of CA have the meanings which it gives them; and

     1.15 References to a matter being "fairly disclosed" means disclosed in such manner and in such detail as to enable a reasonable purchaser to make an informed and accurate assessment of the matter in question.

2.         Agreement for Sale

           2.1 Subject to the terms and conditions of this Agreement and with effect from the date of this Agreement, the Vendor sells with full title guarantee and the Purchaser purchases the Shares, free from all Security Interests and with all rights attaching to them, including (but not limited to) the right to receive and retain any dividends declared after the date of this Agreement.

           2.2    The Vendor undertakes to the Purchaser that

                  2.2.1 The Vendor is entitled to enter into and carry out the provisions of this Agreement and each of the documents to be entered into pursuant to this Agreement and to which he is a party.

                  2.2.2 The Vendor is entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Shares free from all Security Interests, options and pre-emption rights on the terms of this Agreement, without the consent of any third party.

3.         Purchase Consideration

            3.1   The Purchase Consideration is as follows:

            3.1.1 (pound)300,000 in cash on completion (the "Cash
                  Consideration");

            3.1.2 the Consideration Shares;

            3.1.3 issue of the Loan Note Certificate; and

            3.1.4 after Completion by the accounting of monies received pursuant to Clause 3.3.

            3.2 The terms of Schedule 7 shall have immediate effect in relation to the Consideration Shares as if they were set out here.

            3.3 The Purchaser hereby undertakes to use reasonable endeavours and to procure that the Company and the Group Company shall use reasonable endeavours (at the Company's cost) to collect the Plus Wall Debt as agent for the Vendor. Such monies are to be kept in a separate account designated as a trust account and held on trust in favour of the Vendor and the Purchaser shall account to the Vendor as additional consideration within 10 Business Days of receipt for all payments received in respect of the Plus Wall Debt save that the Purchaser shall retain the proportion of the said payments representing the VAT due thereon in respect of which the Purchaser shall account to HM Customs & Excise. The Purchaser shall not be obliged to terminate any supplies or to apply its own funds in settlement of the Plus Wall Debt. Nothing herein shall require the Purchaser to issue a statutory demand or legal proceedings in respect of the Plus Wall Debt.

            3.4 If any of the Purchaser, the Company or the Group Company receives any communication or payment in respect of the Plus Wall Debt, the Purchaser shall immediately give written details thereof to the Vendor.

4.         Completion

            4.1   On Completion the Vendor will deliver to the Purchaser:

           4.1.1 duly completed and signed transfers in favour of the Purchaser or as it may direct of the Shares, together with the corresponding share certificates or an indemnity for any missing share certificates in the agreed terms;

           4.1.2 the letter of resignation of the Vendor from as director each Group Company and of Janice Helen Conley as company secretary of each Group Company, in agreed terms;

           4.1.3 the resignation of the existing auditors of each Group Company, in the agreed terms;

           4.1.4 the seal and certificate of incorporation and any certificates of incorporation on change of name of each Group Company;

           4.1.5 the statutory books of each Group Company, complete and up-to-date;

           4.1.6 letters of non-crystallisation of all charges, debentures and other Security Interests affecting the Company;

           4.1.7 any waiver, consent or other document necessary to give the Purchaser full legal and beneficial ownership of the Shares;

           4.1.8  the duly executed Consultancy Agreement and Compromise
                  Agreement;

           4.1.9 the deeds of waiver of any indebtedness of the Group Companies to the Vendor in agreed terms;

           4.1.10 the title deeds relating to the Property; and

           4.1.11 the appropriate forms to amend the mandates given by each Group Company to its bankers.

           4.1.12 stock transfer form to Guilform Holdings Limited of one Guilform Limited share in name of Vendor

           4.1.13 the countersigned Appointment Letter

           4.1.14 duly executed State Facility documents and the Guarantees

4.2 The Vendor must repay all monies then owing by him to any Group Company, whether due for payment or not.

4.3        A Board Meeting of the Company must be held at which:

           4.3.1 such persons as the Purchaser may nominate are appointed additional directors and secretary;

           4.3.2 the resignations referred to in Clauses 4.1.2 and 4.1.3 are submitted and accepted;

           4.3.3 the Compromise Agreement and the Consultancy Agreement be approved and signed on behalf of the Company;

           4.3.4 the Purchaser's Accountants are appointed as auditors of the Company;

           4.3.5 the Purchaser's Accountants give a report for the purposes of CA s156(4);

           4.3.6 the directors of the Company make a statutory declaration complying with CA ss155(6) and 156;

           4.3.7 the board meeting is adjourned and a special resolution complying with CA ss155(5) and 157 is passed by the Purchaser exercising the voting rights given to it by the powers of attorney given below; and

           4.3.8 the transfers referred to in Clause 4.1.1 are approved (subject to stamping).

           4.3.9 the Guarantee to which the Company is a signatory will be approved and executed

4.4        Board Meetings of the other Group Company must be held at which:

           4.4.1 such persons as the Purchaser may nominate are appointed additional directors and secretary;

           4.4.2 the transfers referred to in Clause 4.1.1 are approved (subject to stamping); and

           4.4.3 the resignations referred to in Clauses 4.1.2 and 4.1.3 are submitted and accepted.

4.5 The Purchaser must deliver to the Vendor's Solicitors (or as they direct):

           4.5.1 by telegraphic transfer, the Cash Consideration, together with all amounts payable to the Vendor under the Compromise Agreement;

           4.5.2 a certified copy of the written consent of the Directors confirming the resolution to issue the Consideration Shares;

           4.5.3 as soon as practicable after completion and in any event within [20] Business Days share certificates in respect of the Consideration Shares; and

           4.5.4 duly executed guarantees to which any of the Purchaser's group are signatories

4.6 Following Completion, the Purchaser shall use its best endeavours to procure the release as soon as practicable (but in any event prior to the date set out below) of each of the Vendor and Janice Helen Conley from all security and guarantees given to:-

           4.6.1  Venture Finance plc by 1st June 2005; and;

           4.6.2  the Vendor's State Security by 7th August 2007

           Pending such releases the Purchaser hereby indemnifies each of the Vendor and Janice Helen Conley against any liability under such guarantees.

4.7 Notwithstanding the terms of the Consultancy agreement or the Appointment letter, the Purchaser undertakes to maintain the Consultancy Agreement and to procure the maintenance of the terms of the Appointment Letter for not less than 3 years from Completion.

5.         Warranties

      5.1 Subject to all matters fairly disclosed in the Disclosure Letter the Vendor warrants to the Purchaser in the terms of the Warranties.

      5.2 Where applicable, the Warranties are deemed to be repeated in respect of each Group Company as if the references to the "Company" in the Warranties referred to it.

      5.3 Each of the Warranties is without prejudice to any other warranty or undertaking, and no Warranty or part of one is to be construed as limiting or governing the extent or application of any of the other Warranties or any part of them.

      5.4 Each of the Warranties is to be construed as a separate and independent warranty, to the intent that the Purchaser will have a separate claim and right of action in respect of every breach, but not so as to recover the same loss more than once.

      5.5 Save as provided in this Agreement, the rights and remedies of the Purchaser in respect of any breach of the Warranties are not affected by Completion or by any failure to exercise or delay in exercising any right or remedy.

      5.6 None of the information supplied by any Group Company or its professional advisers prior to the date of this Agreement to any of the Vendor or his agents, representatives or advisers in connection with the Warranties and the contents of the Disclosure Letter, or otherwise in relation to the business or affairs of the Group Companies, is to be deemed a representation, warranty or guarantee of its accuracy by the Group Companies to the Vendor, and the Vendor waives any claims against the Group Companies which they might otherwise have in respect of it.

6.    Tax Covenant

      The provisions of Schedule 5 apply as if they were set out here.

7.    Limitation of Liability

8. The provisions of Schedule 6 shall operate to limit the liability of the Vendor under the Warranties and the Tax Covenant Power Of Attorney

      8.1 The Vendor hereby appoints the Purchaser to be his attorney from and after signature of this Agreement until such time as the ownership of the shares is registered in the Company Register granting to the Purchaser full power on his behalf to exercise all voting and other related rights attaching to the Shares including power:

      8.1.1 to execute a form of proxy in favour of such person or persons as the Purchaser may think fit to attend and vote as the Vendor's proxy at any general meeting of the members, or separate class meeting of any class of members, of the Company in respect of such Shares in such manner as the Purchaser may decide;

            8.1.2 to consent to the convening and holding of any such meeting and the passing of the resolutions to be submitted at any such meeting on short notice;

            8.1.3 to execute written resolutions; and

            8.1.4 to settle the terms of such resolutions and generally to procure that the Purchaser or its nominees are duly registered as the holders of all the Shares.

      8.2 The Vendor agrees, , to ratify and confirm all and whatsoever the Purchaser shall lawfully do or cause to be done in pursuance of the power of attorney granted by this clause 8 and declares that the power of attorney in Clause 8 shall be irrevocable.

      8.3 The Purchaser undertakes to indemnify the Vendor against all actions, proceedings, claims, costs, expenses and liabilities arising from the exercise, or the purported exercise in good faith, of any of the powers conferred by this Clause 8.

9.    Restrictive Agreement

      9.1 For the purpose of assuring to the Purchaser the full benefit of the business and goodwill of the Group Companies, the Vendor undertakes by way of further consideration for the obligations of the Purchaser under this Agreement as separate and independent agreements that he will not, except in the proper performance of his duties as an employee of or consultant to the relevant Group Company, and he will (as far as he is reasonably able) procure that none of his Associates will:

      9.1.1 At any time after Completion:

            9.1.1.1 disclose to anyone except to someone authorised by the Group
                    Companies to know; or

            9.1.1.2 use for his own purposes or for any purposes except those of the Group Companies; or

            9.1.1.3 through any failure to exercise all due care and diligence cause any unauthorised disclosure of

            any confidential information of any Group Company and "know-how" relating to any Group Company's projects, or the working of any of the processes or inventions it owns or uses, details of its research projects (including their organisation and staff involved), lists or details of customers, prices, or commercial relationships or negotiations or which he has obtained by virtue of his employment or in respect of which any Group Company is bound by an obligation of confidence to a third party. This restriction will only cease to apply to information or knowledge which becomes available to the public generally otherwise than by his default but will not at any time apply to any information which by virtue of his employment becomes part of his own skill and knowledge and apart from the provisions of this Agreement could lawfully be used by him for that purpose;

            9.1.2 Until the expiry of two years from Completion directly or indirectly:

            9.1.2.1 carry on or be interested in any business which competes with any business carried on by any Group Company at Completion provided that he may hold for investment purposes only up to 5% of the issued securities of any class of any company if the securities are listed on a Recognised Investment Exchange or traded on the Alternate Investment Market;

            9.1.2.2 be a consultant or employee or officer in any executive, sales, marketing, research or technical support capacity in any business which competes with any business carried on by any Group Company at Completion, but he may be a consultant or employee or officer in any business so far as his duties and work relate exclusively to work of a kind or nature with which he was not concerned to a material extent during the last two years of his employment by the Group Companies;

            9.1.2.3 solicit, canvass or approach any person who, to his knowledge, was provided with goods or services by any Group Company at any time during the period of one year prior to Completion, or was then negotiating with any Group Company for the provision by it of goods or services, or to offer to that person goods or services previously provided to him by it during that year or which were the subject of negotiations to do so at Completion; or

            9.1.2.4 accept orders from such a person for goods or services similar to or competitive with the goods or services previously provided to him by any Group Company during the period of one year prior to Completion or which were the subject of negotiations to do so at Completion; nor

            9.1.2.5 attempt to solicit or entice away from any Group Company or engage or employ any person employed by any Group Company at Completion or the period of three months before then or procure that such a person be engaged or employed by any other business which competes with any business, carried on by any Group Company at the date of that termination.

      9.2 The parties agree that each of the covenants set out in Clause 8 is separate and severable and enforceable accordingly, and, whilst the restrictions contained in such covenants are considered by the parties to be reasonable in all the circumstances at present, it is acknowledged that restrictions of this nature may be invalid becaus of changing circumstances or other unforeseen reasons, and accordingly if any of the restrictions is adjudged to be void or e ineffective for whatever reason, but would be adjudged to be valid and effective if part of its wording were deleted, or its period reduced, or its area reduced in scope, it will then apply with such modifications as may be necessary to make it valid and effective.

10.   Further Assurance

      10.1 Save as specifically provided in this agreement each of the parties must, , do and execute, and use its best endeavours to procure any other necessary person under its control to do and execute, all such further acts, things, deeds and documents as may be necessary to give effect the transfer of title to the shares and the Consideration Shares.

      10.2 Save as specifically provided in this agreement ach party agrees, , to co-operate with and assist the other parties in the taking of all steps necessary or appropriate to complete the transactions contemplated by this Agreement, including (without limitation) the provision of information appropriate for submission to relevant Taxation Authorities, governmental or regulatory agencies.

11.   General

      11.1 This Agreement (together with any documents referred to in this Agreement, insofar as each of the parties is party to such documents) constitutes the entire agreement between the parties relating to its subject matter, and supersedes any previous agreement between the parties relating to that matter.

      11.2 Each party acknowledges that it has not entered into this Agreement on the basis of, and does not rely on, any representation, warranty or other provision that is not expressly included in this Agreement, and it irrevocably and unconditionally waives any right it may have to claim damages and/or to rescind this Agreement on the basis of any misrepresentation whether or not expressly included in this Agreement or breach of warranty that is not expressly included in this Agreement, unless such misrepresentation or breach of warranty was fraudulent. The parties agree that this exclusion is reasonable as it is mutual and provides commercial certainty, and it is their intention that all representations and warranties in respect of the subject matter of this Agreement should be expressly set out in this Agreement. The parties therefore acknowledge that their intention is that the Warranties and Disclosure Letter should constitute an agreed statement of the allocation of risk between the parties in respect of the matters they cover and that, believing this to be the case, they have entered into this Agreement on that basis.

      11.3 This Agreement may only be varied in writing, under the signature of all the parties or their authorised representatives.

      11.4 Subject to Clause 12, this Agreement will be binding upon and enure for the benefit of the successors of the parties.

      11.5 A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, except that the Group Companies may enforce Clause 4.2 and the indemnity in their favour in Clause 8 and Janice Helen Conley may enforce the terms of Clause 4.6.

      11.6 Any notice required to be given under this Agreement or communication in respect of this Agreement must be in writing, and served by sending it by pre-paid first class post (within the United Kingdom) or by fax (provided the original document is then sent by post, by courier or by hand) or by delivering it by hand or by international courier service to the following address or fax number (or otherwise advised to the other party):-

                  For the Purchaser:-       Attention of Rosalind Hallifax
                                            Kidd Rapinet Solicitors
                                            14/15 Craven Street
                                            London WC2N 5AD
                                            Fax: 020 7925 0303

                  For the Vendor:-          Attention of Mark Hodge
                                            Stuart  Hodge  Corporate  Lawyers,
                                            Aspect  Court,  4  Temple  Row,
                                            Birmingham B2 5HG
                                            Fax: 0121 609 4189

      11.7 If posted, the notice or communication will be deemed to have been served 48 hours after posting. If faxed it will be deemed to have been served upon transmission, unless transmitted after 17.00 hours, when it will be deemed to have been served on the next Business Day in the country of receipt. If delivered by hand or by international courier service it will be deemed to have been served upon delivery.

      11.8 Service by post may be proved by showing that the envelope was properly stamped, addressed and placed in the post. Service by fax may be proved by producing a transmission report or journal showing the addressee's current fax number and indicating correct transmission of the right number of pages on a specified date at a specified time. Service by hand or by international courier service may be proved by showing personal delivery to the correct address.

      11.9 No delay or omission of any party in exercising any right or remedy in whole or in part is to be construed as a waiver of it, or to operate so as to limit or preclude any further or other exercise of it.

      11.10 Except as may be required by law or by the rules of any Recognised Investment Exchange, no announcement or disclosure of any kind may be made in relation to the existence and/or the subject matter of this Agreement unless specifically agreed by the parties both as to the timing and the contents of the announcement or disclosure.

      11.11 Each party agrees to bear its own costs of and incidental to this Agreement and its subject matter. The Purchaser must pay all stamp duties on the transfer of the Shares.

      11.12 This Agreement is governed by and to be construed in all respects in accordance with English Law.

      11.13 In relation to any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings"), each of the parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

      11.14 This Agreement may be executed in any number of counterparts, each of which is an original, but all of which together constitute one and the same instrument. This Agreement becomes effective at such time as its counterparts have been executed and delivered by the parties and it is not a condition to its effectiveness that each of the parties has executed the same counterpart.

12.   Assignment

      12.1 Other than any permitted sale or transfer of the Consideration Shares, no party may assign, transfer, charge make the subject of a trust or deal in any other manner with any of its rights under this Agreement or purport to do any of the same nor sub-contract any or all of its obligations under this agreement without the prior written consent of the other party.

      12.2 Notwithstanding Clause 12.1, the Purchaser shall be entitled to assign its rights under this Agreement and/or any agreement or document entered into pursuant to this Agreement to any subsidiary or parent undertaking of the Purchaser and any subsidiary of its parent undertakings which is a registered company in the United Kingdom, provided that the Purchaser shall procure that any such company to which it assigns any of its rights under this clause shall re-assign all such rights to another subsidiary or parent undertaking of the Purchaser in the event it cease to be such an undertaking.

      EXECUTED AS A DEED, but not delivered until the date at the head of this Agreement.

                  Schedule 1: Vendor, Shares and Consideration
                       (Party 1, Clauses 1.1, Schedule 2)

====================================== ==================================== ====================================
                 (1)                           (2)                                         (3)
Vendor's name and address                    Shares                               Percentage entitlement to
                                                                                       Consideration
-------------------------------------- ------------------------------------ ------------------------------------
KEITH MALCOM BROOME                    182,664 Ordinary Shares of (pound)1 each   100%
Mumbery Lodge, 5 Harvest Place,        all called up and fully paid up
Wargrave, Reading, Berkshire RG10 8AQ
====================================== ==================================== ====================================

                         Schedule 2: The Group Companies
                     (Recital B, Clause 1.1, Warranty A.1,)

                                    Part 1: the Company

Company Name:                       GUILFORM HOLDINGS LIMITED

Country  of Incorporation:          England  and Wales

Registered No:                      1239256

Date of Incorporation:              5TH January 1976

Type of Company:                    private company limited by shares

Registered Office:                  Unit 5, Alban Park Industrial Estate,
                                    Hatfield Road, St Albans,  Herts AL4 0JJ

Directors:                          Keith Malcolm Broome

Secretary:                          Janice Helen Conley

Authorised Capital:                 (pound)500,000 divided into 500,000 Ordinary
                                    Shares of (pound)1 each

Issued Capital:                     182,664 Ordinary Shares, fully paid

Shareholders:                       the Vendor, as set out in Columns (1) and
                                    (2) of Schedule 1

Auditors:                           Stewart & Co

Accounting Reference                Date: 30th September

                                    Part 2: the Company's subsidiaries

Company Name:                       Guilform Limited

Country  of Incorporation:          England  and Wales

Registered No:                      2653021

Date of Incorporation:              10th October 1991

Type of Company:                    private company limited by shares

Registered Office:                  Unit 5, Alban Park Industrial Estate,
                                    Hatfield Road, St Albans,  Herts AL4 0JJ

Directors:                          Keith Malcolm Broome

Secretary:                          Janice Helen Conley

Authorised Capital:                 (pound)1000 divided into 1000 Ordinary
                                    Shares of (pound)1 each

Issued Capital:                     1000 Ordinary Shares, fully paid

Shares held by the Company          999 Ordinary Shares
or (where specified) by
its subsidiaries or its
or their nominee(s):


Other shareholders (if any):        1 share held jointly by the Company and
                                    Keith Malcolm Broome

Auditors:                           Stewart & Co

Accounting Reference                Date: 30th September

                            Schedule 3: The Property
                            (Clause 1.1, Warranty H)


Freehold

Description:                        Units 4 and 5, Alban Park Industrial
                                    Estate, Hatfield Road, St Albans

Registered/Unregistered:            Registered

Title No and grade of title:        HD190469 and HD 225911

                                    Title absolute

Beneficial owner:                   Guilform Holdings Limited

Legal owner:                        Guilform Holdings Limited

Present use:                        Industrial

                             Schedule 4: Warranties
                                (Clauses 1.1, 5)

A.    Corporate Details

      A.1 The information relating to the Company and its shareholders contained in Schedules 1 and 2 is true and accurate in all material respects.

      A.2 The Shares constitute 100% of the issued and allotted share capital of the Company and are fully paid or properly credited as fully paid.

      A.3 The Vendor is entitled to enter into and carry out the provisions of this Agreement and each of the documents to be entered into pursuant to this Agreement and to which he is a party.

      A.4 The Vendor is entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Shares free from all Security Interests, options and pre-emption rights on the terms of this Agreement, without the consent of any third party.

      A.5 Compliance with the terms of this Agreement, and any document entered into by the Vendor in accordance with it, does not and will not result in a breach of any order, judgment or decree of any court or governmental agency or Security Interest to which the Vendor is a party or by which the Vendor or any of his assets is bound.

      A.6 There are no agreements or arrangements in force, other than this Agreement, which grant to any person the right to call for the issue, allotment, transfer or redemption of any share or loan capital of the Company.

      A.7 The Company has not created or granted or agreed to create or grant any Security Interest in respect of any of its uncalled share capital.

      A.8 The register of members and other statutory books of the Company have been properly kept and contain an accurate record of all matters required to be entered in them by CA, and no notice or allegation that any of them is incorrect or should be rectified has been received.

      A.9 All returns, particulars, resolutions and documents required by any legislation to be filed with the Registrar of Companies in respect of the Company have been duly filed and were correct.

      A.10 The Memorandum and Articles of Association of the Company in the form of the copy annexed to the Disclosure Letter are complete, accurate and up-to-date, contain copies of all resolutions required to be annexed to them, set out in full the rights and restrictions attaching to the share capital of the Company, and all amendments to them (if any) were duly and properly made.

      A.11  No person is a shadow  director of the Company within the meaning of
            Section 741(2) CA.

      A.12 No director of the Company is now or has at any time within the last 6 years been subject to any disqualification order under the Company Directors Disqualification Act 1986.

      A.13 The Company has not been a party to any transaction to which any of the provisions of Sections 320, 322A or 330 CA may apply.

      A.14  The Company has a common seal.

      A.15 Due compliance has been made with all the provisions of the Companies Acts and other legal requirements in connection with the formation of the Company, the allotment or issue of any of its shares, debentures and other securities and the payment of dividends.

      A.16  The Company has not pursuant to any provision of CA:

      A.16.1Been notified by any of its members of an address for the purpose of the Company sending him any electronic communication;

      A.16.2Notified any of its members of an address for the purpose of his sending the Company any electronic communication; or

      A.16.3Agreed with any of its members to their having access to any documents on a web site.

B.    Good Standing

      B.1 No receiver, administrative receiver or administrator has been appointed, nor any notice given, petition presented or order made for the appointment of any such person over the whole or any part of the assets or undertaking of the Company or the Vendor.

      B.2 No petition has been presented, no order has been made and no resolution has been passed for the winding up of the Company or for the appointment of a liquidator or provisional liquidator of the Company.

      B.3 No voluntary arrangement has been proposed or is in force under the Insolvency Act 1986 Section 1 in respect of the Company.

      B.4 The Company has not stopped payment of its debts, nor is it insolvent or unable to pay its debts as and when they fall due.

      B.5 No unsatisfied judgment is outstanding against the Company, and no demand has been served on the Company under the Insolvency Act 1986
            Section 123(1)(a).

      B.6 No distress, execution or other process has been levied in respect of the Company which remains undercharged, nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the Company.

      B.7 No event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by the Company to crystallise over its business or assets or any of them or any charge created by it to become enforceable over its business or assets or any of them, nor has any such crystallisation occurred nor is such enforcement in process.

      B.8 None of the activities or contracts or rights of the Company is ultra vires, unauthorised, invalid or unenforceable or in breach of any contract or covenant.

      B.9 The Company is empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business.

C.    Subsidiaries and Other Interests

      C.1 The Company has not since its incorporation been the holder or beneficial owner of, nor has it agreed to acquire any share or loan capital of, or any other interest, in any other company or business organisation (whether incorporated in the United Kingdom or elsewhere) apart from the other Group Companies.

      C.2 Other than as regards the Group Company, the Company has not since its incorporation been a subsidiary of any other company.

      C.3 Other than as regards the the Group Company, Company does not control or take part in the management of any other company or business organisation.

      C.4 The Company is not, nor has it agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association.

      C.5 The Company does not have any branch, agency or place of business or any permanent establishment (as the expression is defined in the relevant double taxation relief order current at the date of this Agreement) outside the United Kingdom or any substantial assets outside the United Kingdom.

      C.6 The Company 2 is (except as specified in Part 2 of Schedule 2) the sole and beneficial owner of the whole of the issued share capital of each Group Company listed in Part 2 of Schedule 2.

      C.7 The whole of the issued share capital of each Group Company has been validly allotted and issued and is fully paid or properly credited as fully paid.

      C.8 There is no Security Interest on, over or affecting any of the share capital of each Group Company, and there is no agreement or arrangement to give or create any such Security Interest. No claim has been or will be made by any person to be entitled to any such Security Interest.

D.    Accounts

      D.1 The Last Accounts have been prepared in accordance with the historical cost convention and generally accepted accounting principles in the United Kingdom consistently applied throughout, and the bases and policies of accounting adopted for the purpose of preparing the Last Accounts are the same as those adopted in preparing the audited accounts of the Company in respect of the three last preceding accounting periods.

      D.2   The Last Accounts:

            D.2.1 give a true  and  fair  view of the  assets,  liabilities  and commitments of the Company at the Last Accounts Date and its profits for the financial period ended on that date;

            D.2.2 comply with the  requirements  of the Companies Acts and other relevant statutes;

            D.2.3 comply   with   all   current   SSAPs,   FRSs   and   relevant
                  pronouncements applicable to a United Kingdom company;

            D.2.4 are  not  affected  by  any   extraordinary,   exceptional  or
                  non-recurring item or by any other circumstance rendering the profits or losses unusually high or low;

            D.2.5 do not  include  any amount in  respect of any asset,  whether fixed or current, which exceeds its purchase price or production cost (within the meaning of CA Schedule 4), or (in the case of current assets) its net realisable value at the Last Accounts Date; and

            D.2.6 properly  reflect the financial  position of the Company as at their date.

      D.3 Any slow moving, obsolete or redundant stocks and non-recoverable work-in-progress included in the Last Accounts have been written down appropriately, and the value attributed to the remaining stocks and work-in-progress does not exceed the lower of cost or net realisable value at the Last Accounts Date.

      D.4   The  rates  of  depreciation  adopted  in the Last  Accounts  by the
            Company were the same as the rates adopted in the audited consolidated balance sheet of the Company for both of the last two financial years of the Company preceding the financial year of the Company ended on the Last Accounts Date, and was sufficient for each of the fixed assets of the Company to be written down to nil by the end of its useful life.

      D.5   The Management Accounts:

            D.5.1 fairly  represent the profits,  assets and  liabilities of the
                  Company's business for the periods to which they relate;

            D.5.2 fairly  reflect  the  financial  position of the Company as at their date;

            D.5.3 include proper  provision for all known  liabilities as at the end of the periods to which they relate, other than in respect of Taxation;

            D.5.4 were not  materially  affected  by any  unusual,  exceptional, non-recurring or extraordinary items.

      D.6 All requisite accounts, books, ledgers, financial and other records, of the Company are in its possession, comply with the requirements of the Companies Acts and other relevant statutes and are properly maintained.

      D.7   The  accounting  reference  date of the Company for the  purposes of
            Section  224 CA has  always  been  the  date  specified  as  such in
            Schedule 2.

E.    Finance

      E.1 The Company had no capital commitments outstanding at the Last Accounts Date and the Company has not, since then, incurred or agreed to incur any capital expenditure or commitments or disposed of any capital assets.

      E.2 Since the Last Accounts Date the Company has not paid or declared any dividend or made any other payment which is, or is treated as, a distribution for the purposes of ICTA Part VI.

      E.3 The Company has not, since the Last Accounts Date, repaid, or become liable to repay, any indebtedness in advance of its stated maturity, has received no notice to repay under any agreement relating to any borrowing or indebtedness in the nature of borrowing on the part of the Company which is repayable on demand, and there has not occurred any event of default under any agreement relating to any other borrowing or indebtedness in the nature of borrowing on the part of the Company or any event which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event of default.

      E.4 There are no liabilities (including contingent liabilities) which are outstanding on the part of the Company other than those liabilities disclosed in the Last Accounts or incurred, in the ordinary and proper course of trading, since the Last Accounts Date.

      E.5 None of the facilities available to the Company is dependent on the guarantee or indemnity of, or any security provided by, a third party.

      E.6 So far as the Vendor is aware the amounts now due to the Company from debtors will be recoverable in full in the ordinary course of business, and in any event not later than twelve weeks from the date of this Agreement.

      E.7 No part of the amounts included in the Last Accounts as owing by any debtor remains unpaid or has been released on terms that any debtor pays less than the full book value of his debt.

      E.8 The Company has, since the Last Accounts Date, paid its creditors in accordance with its normal practice as stated in the Disclosure Letter.

      E.9 There is not now outstanding in respect of the Company any guarantee or agreement for indemnity or for suretyship given either by or for the accommodation of the Company.

      E.10  There are no:

           E.10.1 loans made by the Company to the Vendor and/or any person connected with them as described in Section 839 of ICTA (except that in construing Section 839 the term "control" is to have the meaning given by Section 840 or Section 416 of the Taxes Act 1988 so that there is control whenever either of those Sections would so require);

           E.10.2 debts owing to the Company by the Vendor and/or any such connected person;

           E.10.3 debts owing by the Company other than debts which have arisen in the ordinary course of business; or

           E.10.4 security for any such loans or debts as above.

      E.11 A statement of the bank accounts of the Company and the credit or debit balances on them reconciled to the date of this agreement is attached to the Disclosure Letter, the Company has no other bank or deposit account (whether in credit or overdrawn) not included in such statement, since such statement there have been no payments out of any such accounts except for routine payments, and the present balances on such accounts are not now substantially different from the balances shown on such statements.

      E.12  There are no unpresented cheques drawn by the Company:

           E.12.1 in the normal course of business for amounts exceeding in aggregate (pound)1000; or

           E.12.2 otherwise than in the normal course of business.

      E.13 The Company has not given any guarantee, indemnity, warranty or bond or incurred any other similar obligation or created any security for or in respect of liabilities, actual or contingent, of any other person.

F.    Taxation

      F.1   Payment of Taxation

            F.1.1 The Company has duly and punctually paid all Taxation which it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for Taxation

            F.1.2 The Company has  properly  operated the Pay As You Earn system and has complied with all its reporting obligations to the Inland Revenue in connection with benefits provided for employees or directors of the Company and there are no dispensations in force

            F.1.3 The  Company  has  properly   paid  all   National   Insurance
                  contributions in respect of its employees

            F.1.4 All  payments by the Company to any person which ought to have been made under deduction of taxation have been so made and the Company has (if required by law to do so) accounted to the Revenue for the Taxation so deducted

            F.1.5 The Company is not liable and has not at any time within the 6 years prior to the date of this Agreement been liable to pay interest or penalties to the Revenue

            F.1.6 The Company has properly and punctually  made all such returns and provided all such information required to be made or provided by it under the Taxation statutes and none of such returns is disputed by or likely to be disputed by the Revenue or any other authority concerned

            F.1.7 The Company has notified the Revenue of all  chargeability  to
                  Corporation Tax under Section 10 Taxes Management Act 1970

            F.1.8 There is no dispute  or  disagreement  outstanding  nor is any likely to occur so far as the Seller is aware at the date of this Agreement with any Revenue regarding liability to any Taxation (including in each case penalties or interest) recoverable from the Company or regarding the availability to the Company of any relief from Taxation

            F.1.9 The  Company is duly  registered  for Value  Added Tax and has complied in all respects with VATA and all orders provisions directions or conditions made or imposed thereunder and has made given obtained and kept full complete and correct and up to date records invoices and other documents appropriate or required for the purposes thereof and is not in arrears with any payments or returns due thereunder and has not been required by the Commissioner of Customs and Excise to give security under Paragraph 5 of Schedule 7 VATA

           F.1.10 The Company is not involved in any dispute with any Taxation authority whether within the United Kingdom or overseas

           F.1.11 The Company is not the subject of a back duty investigation and there are no known facts which may give rise to the same

           F.1.12 The Company is not nor will it become liable to pay or make reimbursement or indemnity in respect of any Taxation (or amounts corresponding thereto) in consequence of the failure by any other person to discharge that Taxation within any specified period or otherwise where such Taxation relates to a profit income or gain transaction event omission or circumstance arising occurring or deemed to arise or occur (whether wholly or partly) prior to Completion

           F.1.13 The Company has not since the Accounts Date made any payment which is or is treated as a distribution for the purposes of Sections 209-211 of the Taxes Act

           F.1.14 The Company has not since the Accounts Date incurred or is or has become liable to incur after that date expenditure which will not be wholly deductible in computing its taxable profits except for expenditure on the acquisition of an asset to be held otherwise than as stock in trade details of which are set out in the Disclosure Letter

           F.1.15 No relief (whether by way of deduction reduction set off exemption repayment or allowance or otherwise) from against or in respect of any Taxation has been claimed and/or given to the Company which could or might be effectively withdrawn postponed restricted or otherwise lost as a result of any act omission event or circumstance arising or occurring at any time after Completion

           F.1.16 The Company has sufficient records relating to past events to calculate the tax liability or relief which would accrue on any disposal or on the reduction of any amount owed at the Accounts Date or acquired since that date but before Completion

      F.2   Residence and Status

            F.2.1 The  Company is and has  always  been  resident  in the United
                  Kingdom for Taxation purposes

            F.2.2 The Company is the beneficial  owner of all the shares in that member of the Group Companies and no such shares are held such that any profit on the sale of those shares will be a trading receipt.

            F.2.3 The  Company  is not  and has at no  time  been an  investment company nor an investment trust company for the purposes of the Taxation Statutes

            F.2.4 The Company is not and has never been a dual resident  Company for the purposes of tax on chargeable gains and there is not potential liability to tax on capital gains arising in a non-resident close company in which the Company has any holding

            F.2.5 Other than any Group  Company,  the Company has not and has at no time had any associated company or subsidiary company for the purposes of the Taxation Statutes

            F.2.6 The  Company  is and for the last six  years  has been a close company

      F.3   Transactions

            F.3.1 The Company has not since the  Accounts  Date  entered into or been a party to any transaction which will or may give rise to a charge to tax under the corporation Taxation provisions relating to chargeable gains

            F.3.2 Save as provided  for in the Accounts the Company has not made any claim under Section 279 TCGA (Relief in respect of delayed remittances of gains) or Section 23 TCGA (Compensation and insurance money) or Section 24 TCGA (Assets lost or destroyed) or Section 584 of the Taxes Act (Relief for unremittable income) or Section 585 of the Taxes Act (Relief from tax on delayed remittances)

            F.3.3 The  Company has not been a party to or involved in any scheme or arrangements whereby the value of any asset has been materially reduced so that on a disposal of the asset by the Company Sections 30 31 32 33 or 34 of the TCGA (capital gains; value-shifting) may be applicable

            F.3.4 The  Company  has not  received  any  asset  by way of gift as mentioned in Section 282 of the TCGA

            F.3.5 The Company does not own any shares or securities  acquired as a "new holding" under the provisions of Sections 126 to 130 of the TCGA

            F.3.6 The Company  has not made any claim under  Section 152 and 153 of the TCGA (replacement of business assets) as respects the consideration for the disposal of or of its interest in any assets which are defined in the said Section 152 as "the old assets"

            F.3.7 The  Company  has not been a party to or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in Sections 135 and 136 of the TCGA or Section 139 TCGA under which shares or debentures have been issued or any transfer of assets effected

            F.3.8 The Company has not effected any demerger such as is mentioned in Sections 213-218 of the Taxes Act

            F.3.9 The Company  has not made any  election  under  paragraph 4 of
                  Schedule 2 to the TCGA or Section 35 TCGA

           F.3.10 No gain chargeable to corporation tax will accrue to the Company on the disposal of any debt owing to the Company nor will any allowable loss arise on any such disposal

           F.3.11 The Company has not disposed of or acquired any asset in circumstances falling within Section 17 of the TCGA and is not entitled to any capital loss to which Section 18(3) of the TCGA will apply

           F.3.12 The Company is not liable to be assessed to any taxation under the provisions of Section 189 or Section 190 of the TCGA

      F.4   Employees and Trade

            F.4.1 Since the Accounts Date the Company has not paid  remuneration to its directors in excess of such amount as will be deductible in computing the taxable profits of the Company

            F.4.2 The Company has not paid remuneration or compensation for loss of office or made any gratuitous payment or transferred assets to any of its present or former directors or employees

            F.4.3 No change of ownership of the Company has taken place prior to the date hereof in circumstances such that Section 768 of the Taxes Act has or may be applied to deny relief for a loss or losses incurred by the Company and within the period of 3 years prior to the date of this Agreement there has been no major change in the nature or conduct of any trade or business carried on by the Company nor has the scale of the activities in any trade or business carried on by the Company at any time prior to the date hereof become small or negligible for the purposes of the section

            F.4.4 All tax losses  appearing in the  Accounts are trading  losses and are available to be carried forward and set off against income from the same trade in succeeding period except to the extent that they may be disallowed under Section 768 of the Taxes Act by virtue of the conduct of the Purchaser

            F.4.5 The  Company  has not made and is  under no  obligation  under which it is or at any time may become liable to make any payment of interest annuity or other annual payment such as may be disallowed as a deduction as a set-off or as a charge on income or otherwise be unrelieved for corporation tax purposes whether by virtue of Sections 125 or 787 of the Taxes Act or otherwise

            F.4.6 The nature of the trade of the Company is materially  the same as at the Accounts Date

            F.4.7 The Company has not  sustained a loss in a trade of dealing in commodity futures in respect of which loss relief has been or may be refused or withdrawn by virtue of Section 399 of the Taxes Act

            F.4.8 The Company has not since 22nd June 1971 entered into any such transaction as is mentioned in Section 780 of the Taxes Act

            F.4.9 The  Company  has  not   effected  or  entered  into  any  act
                  transactions or arrangement of any nature whereby it has incurred or may hereafter incur any liability under or by virtue of any of Section 34 35 36 and 37 of the Taxes Act

           F.4.10 Save as provided for in the Accounts the values attributed to the assets of the Company as at the Accounts Date are such that no balancing charge will be made on the Company on any disposal of any asset for a consideration equal to the value of such asset or assets in the Accounts

           F.4.11 The Company has not been a party to nor involved in any transaction whereby a balancing allowance would be denied or reduced by virtue of Section 5 CAA

           F.4.12 No allowances have been claimed by the Company which are liable to be reduced or withdrawn by virtue of Section 1(6) Sections 40-42 or Section 47 CAA

           F.4.13 The Company has at no time been a member of a group of Companies (as defined in Section 170 of the TCGA) other than the group of companies comprising exclusively of the Company and its Subsidiary

           F.4.14 No loss which has arisen or which may arise on the disposal by the Company of shares in or securities of any company is liable to be disallowed in whole or in part by virtue of
                  Section 176 or Section 177 of the Taxes Act

           F.4.15 The Company has not at any time been treated as a member of a group for VAT purposes and no application for it to be so treated has at any time been made

           F.4.16 The Company has not at any time within the period of 6 years ending with the date hereof acquired any assets other than trading stock from any company which at the time of the acquisition was a member of the same group (as defined in Section 170 of the TCGA) as the Company and pending Completion no such acquisition will be effected

           F.4.17 The Company has not surrendered nor agreed to surrender any amount by way of group relief under the provisions of Sections 402 to 413 of the Taxes Act

           F.4.18 The Company is not and has not at any time been party to any arrangements falling within Section 410 of the Taxes Act

           F.4.19 The Company is not and will not become liable to make any payment for an amount surrendered by any other company under or in connection with the provisions of Sections 401-413 or
                  Section 240 of the Taxes Act

           F.4.20 No Taxation arising by reference to a period ending on or before Completion originally assessed on another member of the same group of Companies will be payable by the Company

            F.4.21 The Company has not at any time:-

               F.4.21.1 repaid or  redeemed  or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its share capital or any class thereof; or

               F.4.21.2 capitalised  or agreed to  capitalise in the form of shares debentures or other securities or in paying up any amounts unpaid on any shares debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolution to do so

           F.4.22 Prior to the date hereof no change in ownership of the Company nor any major change in the nature or conduct of any trade or business carried on by the Company has occurred in circumstances such that Section 245 of the Taxes Act has or may be applied

           F.4.23 The Company has not issued any share capital to which the provisions of Section 249 of the Taxes Act could apply nor does it own any such share capital

           F.4.24 Since the Accounts Date the Company has not made any purchase of its own shares such as is mentioned in Section 219 of the Taxes Act or otherwise in respect of which no Inland Revenue clearance has been obtained

      F.5   Inheritance Tax

            F.5.1 The Company has not entered into any transaction  which has or may give rise to a direct or indirect charge to tax under the provisions of the Inheritance Tax Act 1984

            F.5.2 The Company is not liable to be  assessed to capital  transfer tax or inheritance tax by virtue of any provisions of the Inheritance Tax Act 1984

            F.5.3 There is no unsatisfied  liability to capital  transfer tax or inheritance tax attached or attributable to the Shares or to any assets of the Company such that they are or may hereafter become subject to an Inland Revenue charge as mentioned in
                  Section 237 Inheritance Tax Act 1984

            F.5.4 The Company is not  entitled to an interest in  possession  in settled property

            F.5.5 No person is liable to capital transfer tax or inheritance tax attributable to the value of any of the Shares and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the Shares as mentioned in Section 212(1) Inheritance Tax Act 1984

      F.6   Stamp Duty

            F.6.1 No relief or exemption has been obtained from stamp duty under
                  Section 75-77 of the FA 1986 or Section 42 of the Finance Act 1930 which:-

                  F.6.1.1 has become liable to forfeiture; or

                  F.6.1.2 may be forfeited in the future as a result of this transfer

            F.6.2 All instruments (other than those which has ceased to have any legal effect) executed by the Company in any part of the United Kingdom have been duly and correctly stamped or adjudicated (where required) and the Company has not executed any other instrument relating to any property situate or to any matter or thing done or to be done in any part of the United Kingdom

            F.6.3 No  documents  are held  outside the United  Kingdom  which if brought into the United Kingdom would require the payment on any Stamp Duty thereon

            F.6.4 The  company  has  not  entered  into  any  land  transactions chargeable to Stamp Duty Land Tax since 1st December 2003.

      F.7   Tax Avoidance

            F.7.1 The Company has not entered into or been a party to any scheme or arrangements designed partly or wholly for the purpose of avoiding or deferring Taxation

            F.7.2 The Company has not been engaged in or been the subject of any artificial or fictitious transaction with the object (whether main or incidental) of avoiding or postponing liability to Taxation

            F.7.3 None  of the  Company's  assets  has  been  acquired  for  any consideration in excess of its net realisable value at the date of such acquisition or otherwise than by way of a bargain at arm's length

            F.7.4 No gain of a capital  nature (as defined in Section 776 of the
                  Taxes Act) has been realised from the disposal of land in respect of which the Company could be assessed to Taxation under the provisions of the Section (artificial transaction in land)

            F.7.5 The  Company  has  not  obtained  any  Taxation  advantage  in consequence of any transaction in securities to which the provisions of Sections 703 to 709 of the Taxes Act apply

            F.7.6 The  Company  does  not  and  has  never  carried  on  trading activities outside the United Kingdom

            F.7.7 The  Company  has not entered  into any  unlawful  transaction under Sections 765 to 767 of the Taxes Act

            F.7.8 The Company has not received any interest  within the scope of
                  Section 798 of the Taxes Act

            F.7.9 The  Inland  Revenue  have  not made  and  could  not make any direction under Section 747 of the Taxes Act pursuant to which any profits of any company could be apportioned to the Company

      F.8 Share Schemes

            The Company has not established any share scheme or profit sharing for employees or directors or any other persons or any similar scheme by whatever name called


      F.9   Loans to Participators etc

            F.9.1 The Company  has not made any such  transfer as is referred to in Section 125 of the TCGA

            F.9.2 The Company has not since the Accounts Date made and is not to be regarded as having made or given any such loan or advance or incurred any such expense as is mentioned in Sections 419 and 420 (loans to participators) or Section 418 (payment etc. to participators and associates) of the Taxes Act

            F.9.3 The Company is not liable to be  assessed to capital  transfer tax or inheritance tax by virtue of Section 202 Inheritance Tax Act 1984

            F.9.4 Since the date of the last  accounts of the Company which have been agreed with the Revenue the Company has not entered into any business or dealings with any person who is or was a participator of the Company (or any associate of such participator) as such expressions are defined in the Taxes Act

      F.10  VAT

           F.10.1 Each member of the Group Companies is treated as a member of a group of companies for the purposes of section 43 VATA (the "VAT Group") of which the representative member is the Company (the "Representative Member") and no company which is not a member of the Group Companies is a member of the VAT Group nor has any such company been a member of the VAT Group within the last six years.

           F.10.2 The Representative Member has made, given, obtained and kept full, complete correct and up-to-date records, invoices and other documents appropriate or required for the purposes of VATA, is not in arrears with any payments or returns due, and has not been required by the Commissioners of Customs & Excise to give security under paragraph 4 of Schedule 11 VATA.

           F.10.3 All VAT due and payable by the VAT Group to the Commissioners of Customs & Excise has been declared and paid in full.

           F.10.4 The Representative Member has not, since the date 12 months before the Last Accounts Date, been in default in respect of any prescribed accounting period, as mentioned in section 59(1) VATA.

           F.10.5 No Group Company has, within the six years ending on the Last Accounts Date, been registered for the purposes of VATA otherwise than as part of the VAT Group and no member of the VAT Group has, within that period, been a member of any other group for the purposes of VATA.

           F.10.6 The Disclosure  Letter  contains full details of any claim for
                  bad  debt   relief   under   section   36  VATA  made  by  the
                  Representative.

           F.10.7 No election has been made by the Company to waive exemption from VAT in accordance with Paragraph 2 Schedule 6A VATA

           F.10.8 All claims for input VAT made by the Company to date relate to supplies made to the Company and are properly deductible output VAT

           F.10.9 All output VAT on chargeable supplies or deemed supplies have been properly accounted for

          F.10.10 No liability has been incurred in respect of default interest

          F.10.11 There are no errors in VAT returns submitted by the Company to date that have not been voluntarily disclosed to the Commissioners at a time when the Company's affairs were not under investigation by the Commissioners

          F.10.12 No liability exists to account for VAT on any supplies made as agent or in any other capacity for any person not resident in the United Kingdom

          F.10.13 No capital goods have been purchased in respect of which a future adjustment of the VAT input tax deducted may be required

      F.11  Capital Allowances

           F.11.1 There has been no disallowance on the purchase of any plant and machinery under Sections 75-76 Capital Allowances Act 1990

      F.12  Miscellaneous

           F.12.1 All Inland Revenue Clearances have been properly obtained where a clearance would have been available in relation to all past relevant transactions

           F.12.2 The Company has not been the subject of any Inland Revenue or Customs and Excise Investigation

      G.    Trading

            G.1   Since the Last Accounts Date:

            G.1.1 the business of the Company has been continued in the ordinary and normal course so as to maintain it as a going concern;

            G.1.2 save as  shown  in the  management  accounts  attached  to the
                  Disclosure Letter, no material changes have occurred in the assets and liabilities (whether actual or contingent) shown in the Last Accounts, and the net asset position of the Company has not deteriorated in comparison with that at the Last Accounts Date;

            G.1.3 there  has been no  material  deterioration  in the  Company's turnover or in its financial or trading position ;

            G.1.4 the  business of the Company  has not been  materially  and/or adversely affected by the loss of any important contract or customer or source of supply; and

            G.1.5 save as  shown  in the  management  accounts  attached  to the
                  Disclosure Letter, none of the amounts secured by the Security Interests disclosed in the Last Accounts has been increased beyond the amounts shown in the Last Accounts and no Security Interest has been created since the Last Accounts Date.

      G.2 The Company is not engaged in any litigation or arbitration proceedings, as claimant or defendant, there are no such proceedings pending or threatened, either by or against the Company, and so far as the Vendor is aware there are no circumstances which are likely to give rise to any litigation or arbitration.

      G.3 No investigations or enquiries by, or on behalf of, any governmental or other body in respect of the affairs of the Company are taking place or, so far as the Vendor is aware, pending.

      G.4 There is no dispute with any revenue or other official department in the United Kingdom or elsewhere in relation to the affairs of the Company, and so far as the Vendor is aware there are no facts which may give rise to any such dispute.

      G.5 The Company does not use on its letterheads and other documents listed in Section 349 of CA, business cards, circulars, advertisements, web sites, or vehicles, or otherwise carry on business under, any name other than its full corporate name.

      G.6 The Company has conducted and is conducting its business in all respects in accordance with:

            G.6.1 its memorandum and articles of association  for the time being in force; and

            G.6.2 any other documents to which it is, or has been, a party.

      G.7 The Company has obtained all licences, permissions, authorisations and consents required for the carrying on of its business, such licences, permissions, authorisations and consents are in full force and effect, and so far as the Vendor is aware there are no circumstances which indicate that any of such licences, permissions, authorisations or consents may be revoked or not renewed, in whole or in part.

      G.8   No power of attorney given by the Company is in force.

      G.9 There are no outstanding authorities (express or implied) by which any person other than the directors and employees of the Company may enter into any contract or commitment to do anything on behalf of the Company.

      G.10 Except as disclosed in the Last Accounts there is no outstanding loan capital of the Company and no other loans to the Company are outstanding.

      G.11 All documents of title relating to the assets of the Company are in its possession.

      G.12 Particulars of material agreements or arrangements for the supply of services, stock, products or goods to or by the Company are set out in the Disclosure Letter and the Company has not been notified of nor is the Vendor aware of any breach of any of the Company's obligations under any such agreement or arrangement.

      G.13  There is not outstanding any:

           G.13.1 sale or purchase option or similar agreement or arrangement affecting any assets owned or used by the Company or by which the Company is bound;

           G.13.2 joint venture, consortium, partnership or profit sharing agreement or arrangement to which the Company is party;

           G.13.3 agreement, arrangement or understanding to which the Company is a party dependant on this Agreement;

           G.13.4 agreement restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons as it may from time to time think fit.

           G.14 The Company is not a party to any contract, transaction arrangement or liability which:

           G.14.1 is of an unusual or abnormal nature, or outside the ordinary and proper course of business, or

           G.14.2 is for a fixed term of more than six months; or

           G.14.3 is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken); or

           G.14.4 is incapable of termination by the Company, in accordance with its terms, on 60 days' notice or less; or

           G.14.5 is of a loss-making nature (that is, known to be likely to result in a loss to it on completion of performance); or

           G.14.6 involves payment by it of amounts determined by reference to fluctuations in the index of retail prices, or any other index, or in the rate of exchange for any currency; or

           G.14.7 involves an aggregate outstanding expenditure by it of more than (pound)[5,000]; or

           G.14.8 involves, or is likely to involve, the supply of goods or services the aggregate sales value of which will represent in excess of 10 per cent of its turnover as shown in the Last Accounts; or

           G.14.9 is a contract for hire or rent, hire purchase, or purchase by way of credit sale or periodical payment.

      G.15 The Company has not given any guarantee or warranty or made any representation in respect of articles of trading stock sold or contracted to be sold by it except for any warranty or guarantee implied by law and (except in that respect) has not accepted any liability or obligation to service, maintain, repair, take back or otherwise do or not do anything in respect of any articles of stock that would apply after any such article of stock has been delivered by it.

      G.16 The Vendor has no knowledge of the invalidity of or grounds for rescission avoidance or repudiation of any agreement or other transaction to which the Company is party, and the Company has received no notice of any intention to terminate any such agreement or repudiate or disclaim any other transaction.

      G.17 No party with whom the Company has entered into any agreement or arrangement is in default under that agreement or arrangement, being a default which would have a material and adverse effect on the financial or trading position or prospects of the Company.

      G.18 The Company is not, nor will it with the lapse of time become, in material default in respect of any obligation or restriction binding upon it.

      G.19 The Company is not a party to, nor have its profits or financial position during the three years prior to the date of this Agreement been affected by, any contract or arrangement which is not of an entirely arms' length nature.

      G.20 There are no existing contracts or engagements to which the Company is a party and in which the Vendor or any of his respective Associates are interested.

      G.21 The Vendor is not either individually or collectively or with any other person or persons engaged or concerned or interested in any way whatsoever in any other business of a similar nature to or competitive with that carried on by the Company.

      G.22 During the three years ending on the date of this Agreement there has been no substantial change in the basis or terms on which any person is prepared to enter into contracts or do business with the Company (apart from normal price changes).

      G.23 Without having made any enquiry into the same, the Vendor is not aware that after Completion (whether by reason of an existing agreement or arrangement or otherwise) or as a result of the acquisition of the Company by the Purchaser:

           G.23.1 any supplier of the Company will cease, or be entitled to cease, supplying it or may substantially reduce its supplies; or

           G.23.2 any customer of the Company will cease, or be entitled to cease, to deal with it or may substantially reduce its existing level of business; or

           G.23.3 the Company will lose the benefit of any right or privilege which it enjoys; or

           G.23.4 any officer or senior employee of the Company is likely to leave or will be entitled to leave prematurely.

      G.24  Compliance with this Agreement will not:

           G.24.1 breach or constitute a default under any agreement to which the Company is a party, or any provision of the memorandum or articles of association of the Company or any order, judgement, injunction, regulation or other restriction; or

           G.24.2 relieve any person from any obligation to the Company (whether contractual or otherwise), or enable any person to determine an obligation, or any right or benefit enjoyed by the Company, or to exercise any right in respect of the Company; or

           G.24.3 result in any indebtedness of the Company becoming due, or capable of being declared due and payable prior to its stated maturity, or any loan facilities being withdrawn.

      G.25 No one is entitled to receive from the Company any finder's fee, brokerage or commission in connection with this Agreement or anything contained in or to be done pursuant to it.

      G.26 No disclosure has been made of any of the financial or trade secrets of the Company except in the ordinary course of business of the Company and upon the Company having secured the confidential nature of any such disclosure.

      G.27 The Company is under no liability to repay any grant made to it by any government department or body, and so far as the Vendor is aware no circumstances have arisen in which any such department or body would or might be entitled to require repayment of any such grant either in whole or in part.

      G.28  The Company has not engaged in:-

            G.28.1 any anti-competitive  practice as defined in the  Competition
                   Act     1980   or  any  other  anti-trust,  anti-monopoly  or
                   anti-cartel legislation or regulations; nor

            G.28.2 any activity, agreement or practice which breaches any law or regulation for the protection of consumers.

      G.29 The Company is not in a dominant position in any market for the purposes of Article 82 of the Treaty of Rome or Part II of the Competition Act 1998.

H.    Property

      H.1   Title

            H.1.1 The  Property  comprises  all  the  land  or  premises  owned, occupied or otherwise used in connection with their business by the Group Companies.

            H.1.2 No Group Company has at any time:

                H.1.2.1 had vested in it  (whether  as an  original  tenant or undertenant or as an assignee, transferee or otherwise) any freehold or leasehold property other than the Property; or

                H.1.2.2 given any covenant or entered into any agreement, deed or other document (whether as a tenant or undertenant or as an assignee, transferee, guarantor or otherwise) in respect of any freehold or leasehold property in respect of which any contingent or potential liability remains with any Group Company.

            H.1.3 The Company is the legal and beneficial owner of the Property.

            H.1.4 The Company has a good and marketable title to the Property.

            H.1.5 The Company is the proprietor of the Property registered at HM
                  Land Registry with absolute title.

      H.2   Encumbrances

            H.2.1 The  Property is free from any  mortgage,  debenture,  charge, rent-charge, lien or any other Security Interest securing the repayment of monies or other obligation or liability of any of the Group Companies or any other person.

            H.2.2 The  Property  is not  subject  to any  outgoings  other  than business rates, water rates and insurance premiums, and in the case of leasehold Property rent and service charges.

            H.2.3 The  Property  is not  subject to any  restrictive  covenants, stipulations, easements, profits a prendre, wayleaves, licences, grants, restrictions, overriding interests or other similar rights vested in third parties.

            H.2.4 Where any of the  matters  referred to in  Warranties   H.2.1,
                  H.2.2 and H.2.3 have been disclosed in the Disclosure Letter, the obligations and liabilities imposed and arising under them have been fully observed and performed and any payments in respect of them due and payable have been duly paid.

            H.2.5 The   Property  is  not  subject  to  any  option,   right  of
                  pre-emption or right of first refusal.

      H.3   Planning Matters

            H.3.1 The use of the Property is the  permitted use for the purposes of the Planning Acts.

            H.3.2 Planning  permission  has been  obtained  or is deemed to have been granted for the purposes of the Planning Acts with respect to the development of the Property, no permission has been suspended or called in and no application for planning permission is awaiting decision.

            H.3.3 Building  regulation  consents have been obtained with respect to all development, alterations and improvements to the Property.

            H.3.4 The Group Companies have complied and are complying with:

                H.3.4.1 all permissions,  orders and regulations applicable to the Property;

                H.3.4.2 all agreements under the Town and Country Planning Act
                        1971 Section 52 made or planning  obligations  under the
                        Town  and  Country   Planning   Act  1990   Section  106
                        undertaken with respect to the Property; and

                H.3.4.3 all  agreements  made  under  the  Highways  Act  1980
                        Section 38 with respect to the Property.

            H.3.5 The  Property  is not listed as being of special  historic  or architectural importance or located in a conservation area.

            H.3.6 All  claims and  liabilities  under the  Planning  Acts or any other legislation have been discharged and no such claim or liability, contingent or otherwise, is outstanding, whether in relation to the Property or to any property formerly owned or occupied by the Company.

      H.4   Statutory Obligations

            H.4.1 The Group  Companies  have complied and are complying with all applicable statutory and bye-law requirements (and all other relevant orders, consents or permissions given under any of them) with respect to the Property.

            H.4.2 There  is  no   outstanding   and  unobserved  or  unperformed
                  obligation with respect to the Property necessary to comply with the requirements (whether formal or informal) of any competent authority exercising statutory or delegated powers.

            H.4.3 No fire certificate is required for the Property.

            H.4.4 No licences are required  whether under the Licensing Act 1988 or otherwise in relation to the Property.

      H.5   Adverse Orders

            H.5.1 There  are  no   compulsory   purchase   notices,   orders  or
                  resolutions affecting the Property.

            H.5.2 There  are  no  closing,   demolition  or  clearance   orders,
                  enforcement notices or stop notices affecting the Property, and there are no circumstances likely to lead to any being made.

      H.6   Condition of the Property

            H.6.1 So far as the Vendor is aware without having  commissioned any survey into the Property and its state of repair, there are no structural or material defects in the buildings and other structures on the Property and all such buildings or structures are in good repair and condition and fit for the purposes for which they are used.

            H.6.2 Neither the Company  nor the Vendor has  received  any adverse surveyors', engineers' or other professional reports in respect of the Property and no material, substance or method of construction not in accordance with present design standard and current accepted good building practice was used in the construction of the Property.

            H.6.3 There are no disputes with any neighbouring owner with respect to boundary walls and fences or with respect to any easement or right over or means of access to any of the Property.

            H.6.4 The  principal  means of access to the  Property is over roads which have been taken over by the local or other highway authority and which are maintainable at the public expense, and no means of access to the Property is shared with any other party nor subject to rights of determination by any other party.

            H.6.5 The  Property  enjoys the mains  services of water,  drainage, electricity and gas.

            H.6.6 The  Property  is  not  located  in  an  area  or  subject  to circumstances particularly susceptible to flooding.

      H.7   Taxation

            The Property has at all times been held by the Company as an investment and not as trading stock.

I.    Environment

      I.1 The Company has obtained all requisite Environmental Licences and has at all times complied with all applicable Environmental Laws and with the terms and conditions of those Licences.

      I.2 The Company has not received any notice or other communication from which it appears that it may be or is alleged to be in violation of any Environmental Law or Environmental Licence or that any Environmental Licence may be subject to modification, suspension or revocation, and there are no circumstances likely to give rise to any such violation or modification, suspension or revocation.

      I.3 A suitable assessment of risk pursuant to the Control of Substances Hazardous to Health Regulations 1988 has been carried out by the Company, and full details of any such assessment (including the costs of carrying out all remedial work) and of any other environmental assessment, audit, review or investigation conducted by or on behalf of any Company are contained in or annexed to the Disclosure Letter.

      I.4 So far as the Vendor is aware, the Company has not used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted any Dangerous Substance at, on, from or under any Property or any premises previously owned, leased, occupied or controlled by the Company or any other premises.

      I.5 The Company has not disposed of any Dangerous Substance in the past in such a way that its disposal would now constitute a breach of any Environmental Law.

J.    Employment

      J.1 Material particulars of the identities, dates of commencement of employment, or appointment to office, and terms and conditions of employment of all the employees, workers and officers of the Company, including without limitation profit sharing, commission or discretionary bonus arrangements, are set out in the Disclosure Letter.

      J.2 All employees of the Company have received a written statement of particulars of their employment as required by Section 1 of the Employment Rights Act 1996 to the extent they are so entitled.

      J.3 The Company is not bound or accustomed to pay any moneys other than in respect of remuneration, or emoluments of employment, or pension benefits to, or for the benefit of, any employee, worker, officer or shadow director of the Company.

      J.4 Since the Last Accounts Date, or (where employment or holding of office commenced after that date) since the commencing date of such employment or holding of office, no change has been made in the rate of remuneration, or the emoluments or pension benefits, of any employee, worker or officer of the Company.

      J.5 No agreement has been reached with any employee, worker or officer of the Company, or with a trade union or other body representing employees, that will or may on a future date result in an increase in any employee's, worker's or officer's rate of remuneration or enhanced emoluments or pension benefits.

      J.6 No negotiations for any increase in the remuneration, emoluments or pension benefits of any employee, worker or officer of the Company are current or (based on past practice) anticipated to take place within 6 months after the date of Completion.

      J.7 The salaries and other benefits of all employees, workers and officers of the Company have been paid up to Completion.

      J.8 No employees, workers or officers of the Company are on secondment, maternity leave or absent on grounds of disability or other long term leave of absence.

      J.9 No outstanding offer of employment has been made by the Company to any person, nor has any person accepted an offer of employment made by the Company but has not yet commenced such employment.

      J.10  The  Company  has  not   entered   into  any  actual  or   purported
            arrangements with self employed consultants.

      J.11 All subsisting contracts of employment or contracts for services to which the Company is a party are determinable at any time by the Company on 3 months' notice or less without compensation (other than statutory compensation for unfair dismissal).

      J.12 No employee, worker or officer has given notice to the Company, or been given notice by the Company, terminating his contract of employment which is outstanding as at the date of this Agreement.

      J.13 No employee, worker or officer will be entitled by reason of the transactions contemplated by this Agreement to any one-off payment, bonus or commission or to terminate his employment other than on normal contractual terms.

      J.14 No outstanding liability has been incurred by the Company for breach of any contract of employment or contract for services or redundancy payments, protective awards, compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or in respect of any other liability arising out of the termination of any contract of employment or contract for services.

      J.15 There are no claims pending or threatened, or so far as the Vendor is aware capable of arising, against the Company by any former employee of the Company, whether in relation to the termination of his employment or otherwise.

      J.16 There are no claims pending or threatened or so far as the Vendor is aware capable of arising against the Company by an employee, independent contractor or any other third party, in respect of any accident, disease, illness or injury, which are not fully covered by insurance.

      J.17 In the 12 months preceding this Agreement, no improvement or prohibition notice has been served on the Company in connection with the conduct of its business by any body responsible for Health and Safety.

      J.18 In the 12 months preceding this Agreement, there has been in relation to the Company no recommendation made by an employment tribunal nor any investigation by any body responsible for investigating or enforcing matters relating to sex, race or disability discrimination.

      J.19 There are no schemes (whether contractual or discretionary) in operation by, or in relation to, the Company under which any employee, worker or officer of the Company or former employee, worker or officer is entitled to any bonus, profit-share, commission or other incentive scheme (whether calculated by reference to the whole or part of the turnover, profits/losses or sales of the Company or otherwise).

      J.20 All employees, workers or officers of the Company who (to the best knowledge of the Company or Vendor) require a work permit have such a permit in force.

      J.21 In relation to any contract of employment between the Company and any of its directors, all requirements of Part X of CA have been fulfilled.

      J.22 In relation to each of its employees and workers, the Company has complied in all material respects with all statutes and regulations relating to employment, terms and conditions of employment and orders and awards relevant to their conditions of service.

      J.23 During the period of 6 years preceding the date of this Agreement, the Company has not been a party to any "relevant transfer" (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981) or failed to comply with any duty to inform and consult with appropriate representatives of any affected employees under Regulation 10 of the Transfer of Undertakings (Protection of Employment) Regulations 1981.

      J.24 During the 12 months preceding the date of this Agreement, the Company has not given notice of any redundancies to the relevant Secretary of State or started consultations with any trade union under Chapter II of Part IV of the Trade Union and Labour Relations (Consolidation) Act 1992 or failed to comply with any of its obligations under Chapter II of Part IV of such Act.

      J.25 There are no severance, redundancy or other similar agreements or schemes conferring any entitlement on any of the employees, workers or officers of the Company to receive any payment on the termination of their employment (except for contractual notice pay).

      J.26 The Company has not entered into any collective agreement or arrangements with, nor does it recognise, a trade union, works council, staff association or other body representing any of its employees, nor has it done any act which might be construed as recognition.

      J.27 Neither the Company nor its employees or workers is involved in any actual or threatened trade dispute as defined by Section 218 Trade Union and Labour Relations (Consolidation) Act 1992.

      J.28 No dispute has arisen during the 6 years preceding the date of this Agreement between the Company and any material number or category of its employees or workers (or any trade union or other body representing all or any of such employees or workers) and, so far as the Vendor is aware, there are no facts, matters or circumstances which may give rise to any such dispute.

K.    Pensions

      Short Form Pensions Warranties

      K.1 The Company is not under any legal liability or obligation, or a party to any ex-gratia arrangement or promise, to pay pensions, gratuities, superannuation allowances or the like, or otherwise to provide "relevant benefits" within the meaning of ICTA s 612, to or for any of its past or present officers or employees or their dependents; and there are no retirement benefit, or pension or death benefit, or similar schemes or arrangements in relation to, or binding on, the Company.

            Stakeholder Pensions

      K.2 The Company has complied with the requirements set out in Section 3 of the Welfare Reform and Pensions Act 1999, and in particular:

            K.2.1 has designated the  stakeholder  pension scheme referred to in the Disclosure Letter (the "Stakeholder Scheme") for the purposes of Section 3(2) of that Act;

            K.2.2 after   consulting   with  its  relevant   employees  and  any
                  organisations representing them as required by that section;

            K.2.3 has  complied  with  paragraphs  24 and 25 of the  Stakeholder
                  Pension Schemes Regulations 2000 in making payroll deduction of contributions and disclosing information as requested by employees; and

            K.2.4 has complied with the timing  requirements of the Occupational
                  Pensions Regulatory Authority in making contribution payments to the Stakeholder Schemes.

      K.3 The Stakeholder Scheme is a stakeholder pension scheme for the purposes of Part I of the Welfare Reform and Pensions Act 1999.

            K.3.1 A  true  copy  of the  Stakeholder  Scheme  certificate  is is annexed to the Disclosure Letter

L.    Assets

      L.1 The Company owned at the Last Accounts Date, and had good and marketable title to, and (except for current assets subsequently sold or realised in the ordinary course of business) still owns and has good and marketable title to, all the assets included in the Last Accounts and to all assets acquired since the Last Accounts Date and not subsequently sold or realised as mentioned.

      L.2 The asset registers of the Company comprise a true record of all the plant, machinery, equipment, vehicles and other assets owned or possessed by the Company.

      L.3 All stock of the Company is of normal merchantable quality, saleable in the normal course of business, and no goods sold or delivered or to be sold or delivered or in a state ready for sale and delivery have been or will be defective or in any way, fail or will fail to comply with their terms of sale or (in the case of goods ready for sale and delivery) would fail to comply with terms of sale similar to terms of sale upon which similar goods have previously been sold by the Company so as to give a right of action against the Company, whether pursuant to statutory provisions for the time being in force relating to the supply of goods or otherwise or for breach of contract, negligence or otherwise.

      L.4 The stocks of raw materials, packaging materials and finished goods now held by the Company are not excessive and are adequate in relation to the current trading requirements of the business of the Company.

      L.5 The plant, machinery, equipment, vehicles and other equipment used in connection with the business of the Company:

            L.5.1 are in a good  and safe  state of  repair  and  condition  and satisfactory working order;

            L.5.2 have been regularly and properly maintained;

            L.5.3 are not to any extent surplus to requirements;

            L.5.4 are in the  possession  and control  of, and are the  absolute property of, the Company, except for those items the subject of the hire purchase, leasing or rental agreements listed in the Disclosure Letter.

      L.6 Particulars of all maintenance contracts are included in the Disclosure Letter and are in full force and effect. All such assets have been regularly maintained .

      L.7 None of the assets used by the Company is owned by the Vendor or his Associates.

      L.8 None of the assets owned by the Company is in the possession of the Vendor or his Associates.

      L.9 The Company has not created or granted or agreed to create or grant any Security Interest or other encumbrance in respect of any of the fixed assets included in the Last Accounts (excluding the Property) or acquired or agreed to be acquired since the Last Accounts Date, otherwise than in the ordinary course of its business.

      L.10 None of the property, assets, undertaking, goodwill or uncalled capital of the Company (excluding the Property) is subject to any Security Interest, option or right of pre-emption.

M.    Insurances

      M.1 There is attached to the Disclosure Letter a register of the current insurances maintained by the Company together with copies of the relevant insurance policies.

      M.2 All such insurances are currently in full force and effect and nothing has been done or omitted or be done which could make any such policy of insurance void or voidable or which is likely to result in an increase in premium.

      M.3 No claim is outstanding under any of such insurance policies and no circumstances exist which are likely to give rise to a claim.

N.    Intellectual Property

      N.1   The Company owns no Intellectual Property Rights.

      N.2 No Intellectual Property Rights are required for the proper carrying on of the Company's business as carried on at today's date.

      N.3 The Company has not (except in the normal course of business) disclosed, or agreed to disclose, to any person other than the
            Purchaser any of its know-how, trade secrets, confidential information, price lists or lists of customers or suppliers.

      N.4 The Company is not party to any secrecy agreement or agreement which may restrict the use or disclosure of information.

      N.5 The Vendor does not own any Intellectual Property Rights of any kind which could, if transferred to the Company, be exploited by it in the normal course of or in conjunction with the business now carried on or proposed to be carried on by the Company.

O.    Data Protection and Privacy

      O.1   The Company is not registered under the Data Protection Act 1998

      O.2 The Company has not received any notice or allegation from either the Information Commissioner or a data subject alleging non-compliance with the data protection principles or prohibiting the transfer of data to a place outside the United Kingdom.

      O.3 No individual has claimed compensation from the Company under the Data Protection Act 1998 for loss or unauthorised disclosure of data.

      O.4 The Company's has no email and internet policy for its employees or privacy policy for customers and other third parties dealing with it.

      O.5 The Company has not intercepted communications in a manner which amounted to conduct that was not authorised by the Telecommunications (Lawful Business Practice) (Interception of Communications) Regulations 2000.

                            Schedule 5: Tax Covenant
                               (Clauses 1.1, 6)

1.    Definitions and Interpretation

      1.1   In this Tax Covenant:

            1.1.1 references to the "Company" include each other Group Company, as if this Deed had been entered into separately in respect of each Group Company;

            1.1.2 where the context so admits, the following words and expressions have the meanings set out against each or given in the provision of this Schedule cross-referenced against each (as applicable):

"Claim" any assessment, notice, demand, letters or other document issued, or action taken, by or on behalf of any person, authority or body in any part of the world from which it appears that the Company is liable or is sought to be made liable to make any payment of Taxation (whether or not the same is primarily payable by the Company and whether or not the Company has, or may have, any right of reimbursement against any other person), or is deprived or is sought to be deprived of any Relief or right to repayment of Taxation

"Due Date"  see paragraph 5.3

"Event" any act, failure, omission or transaction whether or not the Company is a party to it and including (without limitation) completion of the sale of the Shares to the Purchaser and any distribution, acquisition, disposal, transfer, payment, loan, advance or land transaction (as defined in section 43 FA2003)

"Liability         (i) a Payment of Taxation made or to be made by
or Liabilities"    the Company; or

                   (ii) the unavailability, loss, reduction or cancellation of a Relevant Relief; or

                   (iii) Inheritance Tax in respect of which the Inland Revenue has a charge on any of the shares or assets of the Company or which becomes a charge on or which gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company; or

                   (iv) a liability of the Company to make a payment by way of reimbursement, recharge, indemnity, damages for breach of contract or management charge; or

                   (v) a payment or obligation to pay stamp duty
                   (together with interest and penalties); or

                   (vi) any costs or expenses reasonably incurred by the Purchaser or the Company; or

                   (vii) the setting off against tax liabilities, income, profits or gains earned, accrued incurred or received on, or before Completion, of any Relief not available before Completion, but arising in respect of any event occurring after Completion in circumstances where but for the setting off, the Company would have had an actual tax liability in respect of which the Purchaser would have had a claim under the Tax Covenant; and

                   (viii) the setting off of a right to the repayment of Tax against any actual liability in respect of which the Purchaser would, but for the setting off, have been able to claim against the Vendor;

"Payment of Taxation" any payment of Taxation payable by the Company (and whether or not the Company has, or may have, any right of reimbursement against any other person) and including any payment of Taxation which would have been due to be made but for the utilisation of any Relevant Relief

"Relevant   see paragraph 7.3
 Amount"

"Relevant   any relief taken into account in computing and so reducing or
 Relief"    eliminating any provision for Taxation (to include deferred
            Taxation) which is made in the Last Accounts or would have been so made but for the absence of such Relief and so reducing or eliminating any provision for Taxation (including deferred Tax) which appears in or is treated as an asset in the Last Accounts or any Relief which arises to the Company by reason of an Event occurring after Completion

"Relief" any loss, allowance, credit, relief, deduction or set off in respect of Taxation or any right to a repayment of Taxation

                  1.1.3 References to the result of Events on or before Completion include:

                  1.1.3.1 the combined result of two or more Events the first of which took place on or before Completion;

                  1.1.3.2 any Event which took place before Completion in respect of which the Liability is recomputed after Completion;

                  1.1.4 References to income or profits or gains earned, accrued or received include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any statutes relating to Taxation.

                  1.1.5 References to specific United Kingdom Taxes or Taxation Authorities include equivalent or similar Taxes or Taxation Authorities in other jurisdictions, and any accompanying wording is to be construed accordingly.

      1.2 Without limiting the generality of the expression, reference in this Tax Covenant to anything "in the ordinary course of business" does not include:

                  1.2.1 an Event which results in the Company becoming liable for Taxation for which it is not primarily liable or as the United Kingdom representative of a person who is not resident in the United Kingdom;

                  1.2.2 the acquisition, disposal or supply or deemed acquisition, disposal or supply of any asset, service or facility (including a loan of money or the letting, hiring or licensing of tangible or intangible property) in a transaction which is not entered into at arms' length;

                  1.2.3 the making of a distribution or deemed distribution, the creation, cancellation or reorganisation of any share or loan capital, or any company becoming or ceasing to be a member of a group of companies for any Taxation purpose;

                  1.2.4 the failure by the Company to deduct or account for Taxation;

                  1.2.5 any Liability arising from the disposal, acquisition or deemed disposal or acquisition of any asset other than trading stock;

                  1.2.6 an Event giving rise to a Liability under any of the statutory provisions specified in Warranty F.7 in Schedule 4 (Anti Avoidance Provisions);

                  1.2.7 any liability arising as a result of the Company ceasing for Tax purposes to be a member of any group or associated with any other company;

                  1.2.8 a transaction or arrangement which includes, or a series of transactions or arrangements which includes, any step or steps having no commercial or business purpose apart from the reduction, avoidance or deferral of a liability for Taxation; or

                  1.2.9 any Event which gives rise to deemed income, profits or gains (including capital gains) or deemed supplies for value added tax purposes.

      2. Covenant

            2.1 Subject as provided in this Tax Covenant, the Vendor covenants with and undertakes to the Purchaser to pay to the Purchaser an amount equal to any of the following Liabilities:

                  2.1.1 any Payment of Taxation made or to be made by the Company where such Taxation results from, or is calculated by reference to any income, profits or gains earned, received or accrued by the Company on or before Completion or which results from or is calculated by reference to any Event which occurred on or before Completion or was deemed to occur on or before Completion for the purposes of Taxation;

                  2.1.2 the value to the Company of a Relevant Relief which is unavailable, lost reduced or cancelled in consequence of an Event occurring on or before Completion (and for this purpose the value to the Company is the Taxation which would have been saved but for the unavailability, loss, reduction or cancellation of the Relevant Relief or the amount of the repayment of Taxation which is unavailable, lost, reduced or cancelled);

                  2.1.3 any Inheritance Tax which is unpaid at Completion and in respect of which the Inland Revenue has a charge on any of the shares or assets of the Company, or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company or which after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company, being a liability in respect of Inheritance Tax payable as a result of the death of any person within seven years after a transfer of value (or a deemed transfer of value) if a charge on or power to sell, mortgage or charge any such shares or assets existed at Completion or would have existed at Completion, if the death had occurred immediately before Completion and the Inheritance Tax payable as a result of it had not been paid;

                  2.1.4 any reasonable costs or expenses properly incurred by the Purchaser or the Company in connection with or in consequence of any of the matters referred to in paragraphs 2.1.1 to 2.1.3 inclusive or any claim therefor or in taking or defending any action under this Tax Covenant.

      2.2 Subject as provided in this Tax Covenant, the Vendor covenants with and undertakes to the Purchaser to pay to the Purchaser in respect of a breach by the Vendor of any Warranty relating to stamp duty, stamp duty land tax or stamp duty reserve tax a sum by way of damages in respect of the reduction in value of the Shares calculated as follows:

                  2.2.1 an amount equal to the stamp duty or stamp duty reserve tax paid or payable by the Company in respect of which there is such a breach of Warranty; plus

                  2.2.2 interest on all such damages under this paragraph 2.2 payable from the date of such breach to the date of payment of such damages at the rate or rates set by the Treasury for such period pursuant to Section 178 FA 1989 and for the purposes of this covenant such breach is to be treated as having occurred:

                  2.2.3 for stamp duty purposes, on the date on which interest begins to be payable on unpaid duty in accordance with Section 15A Stamp Act 1891; and

                  2.2.4 for stamp duty reserve tax purposes, on the date on which interest begins to be payable in accordance with regulations made under
Section 89 FA 1985

                  2.2.5 for stamp duty land tax purposes on the date on which interest begins to be payable in accordance with regulations made under relevant legislation save that no amount shall be payable in accordance with this paragraph 2.2 unless the relevant document is required to be enforced by the Company or is required to be stamped by law or by Court order.

      2.3 Each paragraph in the above sub-paragraphs 2.1.1 to 2.1.4 and paragraph 2.2 constitutes a separate covenant independent each from the other and its interpretation and extent is not restricted by any other such paragraph.

      3. Exclusions

      The covenants contained in paragraph 2.1 or paragraph 2.2 do not apply to any Liability:

            3.1 to the extent that specific provision or reserve in respect of such Liability was made in the Last Accounts;

            3.2 to the extent that such Liability arises solely as a result of transactions in the ordinary course of business of the Company after the Last Accounts Date;

            3.3 to the extent that such Liability would not have arisen but for any voluntary act or omission of the Company (including any cessation of trade) after Completion which the Company knew would give rise to such Liability but excluding any act:

                  3.3.1 carried on pursuant to a legally binding obligation of the Company incurred prior to Completion;

                  3.3.2 pursuant to an obligation imposed by any law, regulation or requirement having the force of law;

                  3.3.3 taking place with the written approval of the Vendor or pursuant to the Agreement or any document executed pursuant to the Agreement;

                  3.3.4 occurring in the ordinary course of business of the Company; or

                  3.3.5 constituting the lodging of a document for stamp duty at the Stamp Office of the Inland Revenue (or other equivalent Taxation Authority outside the United Kingdom) or the bringing into the United Kingdom of any document executed prior to Completion outside the United Kingdom;

            3.4 to the extent that such Liability arises or is increased only as a result of any increase in rates of Taxation made after Completion with retrospective effect or of any change in law occurring after Completion with retrospective effect;

            3.5 to the extent that the Purchaser has made recovery in respect of such Liability under any provision of the Agreement;

            3.6 to the extent that such Liability resulted from or is increased by the change of the accounting reference date of the Company on or after Completion or by any change in the accounting practices of the Company, except where such change is made to comply with generally accepted accounting practice; or

            3.7 to the extent that any Relief (other than a Relevant Relief) is available to reduce or eliminate such liability;

            3.8 to the extent that any such liability for Taxation would not have arisen but for a disclaimer by the Company after Completion of capital allowances or any other Relief available to and claimed by the Company before Completion;

            3.9 to the extent that the Liability is limited as stated in Clause 7 of this Agreement.

            4. Conduct of Claims

            4.1 If the Purchaser or the Company becomes aware of any Claim or of circumstances likely to give rise to such a Claim, the Purchaser or the Company (as the case may be) must as soon as reasonably practicable give written notice of it to the Vendor setting out reasonable particulars of it (but failure to give such notice will not be a waiver of the liability of the Vendor under this Tax Covenant).

            4.2 Subject to paragraphs 4.3 and 4.4, if the Vendor indemnifies and secures the Purchaser or the Company (as the case may be) to its reasonable satisfaction against any losses, fines, penalties, costs, charges, expenses, additional Taxation and interest which may be incurred thereby the Company must take, and the Purchaser must procure that the Company takes, such action as the Vendor may reasonably request to avoid, dispute, resist, appeal, compromise or defend such Claim.

            4.3 The Company will not be obliged to comply with any request of the Vendor which involves contesting any Claim before any court or other appellate body unless the Vendor has obtained the written opinion of Tax Counsel of at least ten years' call that such contest will, on the balance of probabilities, be successful.

            4.4 The Purchaser and the Company will be free to take such action as they may in their absolute discretion think fit (and without prejudice to their rights and remedies under this Deed) if within 21 days of service of the notice under paragraph 4.1 the Vendor fail to notify the Purchaser of his intention to resist such Claim or fail within a reasonable period after such notification to give the indemnity and security referred to in paragraph 4.2.

            4.5 Paragraph 4.2 does not apply if either the Vendor or (on or before Completion) the Company has committed acts or omissions which constitute or are alleged in writing by the relevant authority to constitute fraud or negligent conduct.

      5. Due Date and Interest

      5.1 Subject to clause 2.3 of Schedule 6, the Vendor must pay to the Purchaser any amount covenanted to be paid under this Tax Covenant on the later of the date:-

                  5.1.1 10 Business Days after a written request for payment is made by the Purchaser or the Company to the Vendor; or 5.1.2 3 Business Days prior to the date on which the Company is required to discharge or deemed to discharge the Claim or Liability for Tax in respect of which that amount is covenanted to be paid under this Tax Covenant.

      5.2 For the purposes of paragraph 5.1 the Company is deemed to discharge a Claim:

                  5.2.1 on the date on which the Company pays any amount of Taxation;

                  5.2.2 on the date on which any Claim would have fallen due but for the availability of Reliefs, rights of repayment or other rights or claims of a similar nature.

                  5.3 Any sums not paid by the Vendor by the due date for their payment (the "Due Date") will bear interest (accruing from day to day both before and after any judgement) at the rate of 4% per annum above the base rate of Lloyds TSB Bank plc from the Due Date to and including the day of actual payment of such sums. Such interest must be paid on demand of the Purchaser.

      6. Withholding and Taxation

            6.1 Subject to paragraph 6.2 all payments made by the Vendor under this Tax Covenant must be made gross, free of any rights of counterclaim or set off and without any deductions or withholdings of any nature, except for such deductions or withholdings as are required by law.

            6.2 If the Vendor is required by law to make any deduction or withholding from any payment under this Tax Covenant, he must do so and the sum due in respect of such payment will be increased to the extent necessary to ensure that after the making of such deduction or withholding the Purchaser receives and retains (free of any liability in respect of any such deduction or withholding) a net sum equal to the sum it would have received and retained had no such deduction or withholding been required to be made. If the Purchaser subsequently receives a credit for such deduction or withholding, then such credit is to be applied in accordance with the provisions of paragraph 7.3.

            6.3 If the payment under this Tax Covenant is subject to Taxation in the hands of the Purchaser the Vendor must within 7 days of notice being served on him by the Purchaser pay to the Purchaser such further amount or amounts as will ensure that the net amount received in respect of any payment due from the Vendor under this Tax Covenant after such Taxation is the same as it would have been were the payment not so subject to such Taxation.

      7. Over provisions, reliefs etc

            7.1 If any provision for Taxation in the Last Accounts (excluding any provision for deferred Taxation) has proved to be an over-provision, then provided that the auditors for the time being of the Company have certified the extent of the over-provision (at the request of either party and that party's expense) the amount of such over-provision is to be dealt with in accordance with paragraph 7.3.

            7.2 If any Taxation which has resulted in a payment having been made or becoming due from the Vendor under this Tax Covenant will give rise to a Relief for the Company which would not otherwise have arisen, then provided that the auditors for the time being of the Company have certified (at the request and expense of the Vendor) the amount of such Relief as and when the liability of the Company to make an actual payment of or in respect of Taxation is reduced by reason of that Relief and after taking account of the effect of all other Reliefs that are or become available to the Company (including any Relief derived from a subsequent accounting period) the amount by which that liability is so reduced is to be dealt with in accordance with paragraph 7.3.

            7.3 Where it is provided in this Tax Covenant that any amount (the "Relevant Amount") is to be dealt with in accordance with this paragraph 7.3:

                  7.3.1 the Relevant Amount must first be set off against any payment then due from the Vendor under this Tax Covenant;

                  7.3.2 to the extent there is an excess, a refund must be made to the Vendor of any previous payment or payments made by the Vendor under this Deed or under the Warranties relating to Taxation and not previously refunded under this Clause up to the amount of such excess; and

                  7.3.3 to the extent that the excess referred to in paragraph
7.3.2 is not exhausted under that Clause, the remainder of that excess must be carried forward and set off against any future payment or payments which become due from the Vendor under this Tax Covenant or under the Warranties relating to Taxation.

            7.4 Where any such certification as is mentioned in paragraphs 7.1 or 7.2 has been made, the Vendor or the Purchaser or the Company may request that the auditors for the time being of the Company review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and certify whether such certification remains correct or whether in the light of those circumstances the amount that was the subject of such certification should be amended.

            7.5 If the auditors certify under paragraph 7.4 that an amount previously certified should be amended, then that amended amount must be substituted for the purposes of paragraph 7.3 as the Relevant Amount in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required by virtue of the above-mentioned substitution must be made as soon as practicable by the Vendor or (as the case may be) dealt with in accordance with paragraph 7.3.

      8. Recovery from other persons

      If, in the event of any payment becoming due from the Vendor under the Tax Covenant, the Company either is immediately entitled at the due date for the making of that payment to recover from any person (not being a Group Company but including any Taxation Authority) any sum in respect of the Liability that has resulted in that payment becoming due from the Vendor or at some subsequent date becomes entitled to make such a recovery, then:

            8.1 the Purchaser must procure that the Company promptly notifies the Vendor of its entitlement and, if so required by the Vendor and at the Vendor's sole expense, takes all appropriate steps to enforce that recovery (keeping the Vendor fully informed of the progress of any action taken); and

            8.2 if the Vendor has made a payment under the Tax Covenant in respect of the Liability in question, the Purchaser must account to the Vendor for whichever is the lesser of:

                  8.2.1 any sum so recovered by the Company in respect of that Liability (including any interest or repayment supplement paid by the Taxation Authority or other person on or in respect thereof but less any Taxation chargeable on the Company in respect of that interest and all costs and expenses reasonably and properly incurred by the Company or the Purchaser (as appropriate); and

                  8.2.2 the amount paid by the Vendor under the Tax Covenant in respect of that Liability.

                       Schedule 6: Limitation of Liability
                                   (Clause 7)

      1. Limitation of Liability

      1.1 The provisions of this Schedule 6 operate to limit the liability of the Vendor under the Warranties and (where specified) the Tax Covenant, and references to "such liabilities" or to the Warranties are to be construed accordingly.

      1.2 In this Schedule:-

      "Warranty Claim" means any claim under or in connection with the Warranties;

      "Tax Claim" means any claim under or in connection with the Tax Covenant; and

      "Claim" means either a Warranty Claim or a Tax Claim.

      2. Financial Limits

      2.1 No liability will attach to the Vendor in respect of any individual breach of the Warranties unless such liability exceeds (pound)5,000.

      2.2 The aggregate amount of such liabilities will not exceed the value of the Consideration Shares. The Purchaser hereby agrees that The Vendor shall only be required to meet such liabilities from the proceeds of the sale of the Consideration Shares or by the buy back by the Purchaser of the Consideration Shares at market value (provided that the Vendor shall be under no obligation to accept an offer to buy back the Consideration Shares unless such offer is at the higher of market value at the date of the buy back or (pound)2.40 per share)

      3. Time Limits

      3.1 Claims against the Vendor will be wholly barred and unenforceable unless written particulars of them (giving sufficient general details of the matter or claim in respect of which such claim is made to enable the Vendors to understand the facts giving rise to, the basis and the likely amount of the claim, so that they may take such steps as are available to them to deal with
it) have been given to the Vendor within a period of 6 years from the date of this Agreement (in the case of any Tax Claim or 2 years from the date of this Agreement in the case of any other claim.

      3.2 Any Claim shall (if it has not previously been settled or withdrawn) be deemed to have been withdrawn at the expiration of six months after the date on which notice after the date on which notice thereof is first given to the Vendor pursuant to the provisions of this Schedule unless proceedings in respect of it have been commenced by being both issued and served on the Vendor.

      4. Other Benefit

      4.1 If the Vendor make any payment by way of damages (the "Relevant Payment") for breach of the Warranties and the Purchaser receives, subsequent to the making of the Relevant Payment, any payment, credit or allowance otherwise than from the Vendor which:-

                  4.1.1 is not already taken into account in calculating the level of the Relevant Payment; and

                  4.1.2 would not have been received but for the circumstances giving rise to the Claim in respect of which the Relevant Payment was made;

      Then once the excess amount paid has been established or, once the Purchaser or the Company has received such benefit (as the case may be), the Purchaser shall as soon as reasonably practicable repay to the Vendor an amount equal to the lesser of:-

      (a)   the amount of such benefit (as the case may be); and

      (b)   the Relevant Payment.

      In each case less the Purchaser's reasonable unrecovered costs relating thereto.

      4.2 Without prejudice to the generality of Clause 4.1, its provisions apply where any Group Company is entitled to recover from its insurers (in respect of insurance effected on or before the Completion Date) any sum in respect of any matter giving rise to a claim under the Warranties, subject to the Vendor being liable for any increase in premium over the next 3 years as a direct result of such Claim.

      5. Reduction in Consideration

      Any amount paid by the Vendor pursuant to the Warranties or the Tax Deed shall be regarded as a reduction of the Consideration.

      6. Reduction in Liability

      6.1 The liability of the Vendor in respect of any Claim shall be reduced:-

                  6.1.1 to the extent of the amount by which any Taxation for which the Company is liable to be assessed or accountable is reduced or extinguished as a result of any such liability; and

                  6.1.2 to the extent of the amount of any losses or other allowable sums available (as a result of any such liability) for set off against Taxation; and

                  6.1.3 by the amount by which any reserves or provisions in the last accounts are found to be in excess of the amounts actually required in respect of the matters for which provisions or reserves were made, and any reduction in the amount of liability under this paragraph 6 shall be taken into account for the purpose of ascertaining the amount of the loss sustained in connection with the financial limits referred to in paragraph 3 of this Schedule 6.

      6.2 The Vendor will have no liability (or such liability will be reduced) in respect of any Claim:

            6.2.1 if and to the extent that provision or reserve for or in respect of the liability or other matter giving rise to such claim has been made in the Last Accounts;

            6.2.2 if and to the extent that the Claim occurs as a result of or is otherwise attributable to the Purchaser or any Group Company disclaiming any part of the benefit of capital or other allowances against Taxation claimed or proposed to be claimed on or before the date of this Agreement;

            6.2.3 if and to the extent that the Claim is attributable to any voluntary act or omission of, or transaction or arrangement carried out by, the Purchaser or any Group Company after the Completion Date otherwise than in the ordinary course of business;

            6.2.4 if and to the extent that the Claim would not have arisen, or would have been reduced or eliminated, but for the failure or omission on the part of the Purchaser or any Group Company to make any claim, election, surrender or disclaimer or give notice or consent or do any other thing under the provisions of any enactment or regulation relating to Taxation after the date of Completion, the making, giving or doing of which was taken into account in computing the provision for Taxation in the Last Accounts;

            6.2.5 if and to the extent that the Claim relates to a liability for Taxation which would not have arisen but for any winding up or cessation after Completion of any trade or business carried on by any Group Company;

            6.2.6 if and to the extent the Claim would not have arisen but for a change of accounting policy or practice or accounting reference date of any Group Company after the date of Completion;

            6.2.7 if and to the extent that such breach has arisen in respect of any act or omission stipulated or required to be carried out or omitted pursuant to the terms of this Agreement.

      7. Mitigation

      Nothing in this Clause 5 derogates from the Purchaser's obligation to mitigate any loss which it suffers in consequence of a breach of the Warranties.

      8. Notification / Payment of Warranty Claims

      8.1 The Purchaser shall (in the manner specified in paragraph 3.1 of this Schedule 6) notify the Vendor of any Warranty Claim within 60 business days of the Purchaser becoming aware of the same.

      8.2 If any matter or circumstance which my give rise to a Warranty Claim comes to the attention of the Company or the Purchaser, the Purchaser shall (without prejudice to paragraph 3.2):-

                  8.2.1 ensure that no admission of liability or agreement or compromise in relation to the matter or circumstance is made without the written consent of the Vendor (not to be unreasonably withheld or delayed);

                  8.2.2 give the professional advisers of the Vendor such access to the premises and personnel of the Company as it may request, and afford it any opportunity it requests to examine any relevant accounts, documents records and other things in the possession or control of the Company to enable the Vendor to give their consent pursuant to paragraph 8.2.1 above;

                  8.2.3 subject to the Purchaser being indemnified to its reasonable satisfaction, take reasonable steps to avoid, dispute, resist, appeal, compromise or defend any matter which may otherwise result in a Warranty Claim provided that neither the Purchaser nor the Company shall be required to take any such steps if in the Purchaser's opinion that step may damage the goodwill of the Company and / or the Purchaser.

      9. Purchaser Acknowledgements

      9.1 The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than the Warranties and warrants that it is not aware of any fact matter or circumstance which would allow it to make a Claim.

      9.2 By way of confirmation, the Purchaser agrees that it shall have no right to rescind this Agreement after Completion by reason of any Claim under this Agreement, under the Tax Deed or under the Misrepresentation Act 1967 of for any other reason whatsoever (save in the case of fraudulent misrepresentation) and that the Purchase's remedy in respect of any Warranty Claim shall be in damages and in respect of any valid Tax Claim shall be to receive payment in accordance with the terms thereof.

      9.3 The Purchaser shall indemnify the Vendor against any liability to Taxation arising under ICTA s 767A or s767AA or TCGA s190, together with any reasonable costs and expenses arising as a result of taking action under this paragraph 9.3.

      10. General

            10.1 The Purchaser shall ensure that each Group Company shall comply with the terms of the Schedule 6 (as applicable).

            10.2 Payment of any claim will to the same amount satisfy and discharge any other claim which is capable of being made in respect of the same subject matter.

            10.3 Notwithstanding any of the above provisions of this Schedule 6, none of the limitations contained in this Schedule 6 apply to any claim arising out of any fraud, fraudulent conduct, serious misdeclaration on the part of any Group Company or the Vendor in relation to the matter giving rise to the Claim.

            10.4 The parties agree that each of the limitations contained in
Schedule 6 is separate and severable and enforceable accordingly, and, whilst those limitations are considered by the parties to be reasonable in all the circumstances at present (having been freely negotiated with a view to commercial certainty, and an acceptable compromise reached), nevertheless if any of the restrictions is adjudged to be void or ineffective for whatever reason, but would be adjudged to be valid and effective if part of its wording were deleted, the liabilities which it limits reduced in scope or the amounts or time limits stated were increased, it will then apply with the minimum modifications as may be necessary to make it valid and effective.

            10.5 If in respect of any Claim, the liability of the Vendor or the Company is contingent only then the Vendor shall not be under any obligation to make any payment to the Purchaser (or the Company) until such time as the contingent liability ceases to be contingent and becomes actual provided that the provision of paragraph 3.2 of this Schedule shall not apply to such claim whilst such liability remains contingent.

            10.6 The Vendor shall not be liable to make any payment in respect of a Claim nor shall the Purchaser exercise any right of set of or counterclaim against or otherwise withhold payment of any sums stated to be payable to the Vendor by the Purchaser pursuant to this Agreement unless such liability has been agreed or adjudged payable in legal proceedings.

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

                        Schedule 7: Consideration Shares
                                   (Clause 3)

      1. Consideration Shares Conditions and Lock-In

      The following conditions shall apply to the Consideration Shares:-

      1.1. the Consideration Shares shall be issued as restricted securities;

      1.2. save as otherwise agreed with the Purchaser, for a period of two years from Completion (the "Lock-In Period") the Vendor must not sell, dispose or transfer in any calendar month a number of Consideration Shares greater than 25% of the number of shares traded in the Purchaser's common stock during the previous calendar month;

      1.3. after the expiry of the Lock-In Period, sale of the Consideration Shares shall be unrestricted.

      2. Purchaser Warranties and Undertakings

      The Purchaser warrants and undertakes that:-

      2.1. the Consideration Shares are issued free of all encumbrances and Security Interests and that it has corporate power and authority to allot and issue the Consideration Shares without the requirement to obtain any consents;

      2.2. if, after the expiry of the Lock-In Period, the Vendor is unable to sell the Consideration Shares for at least the US Dollar equivalent of (pound)2.70 per share, that they will use their best endeavours to assist with the sale or other disposal of the Consideration Shares for at least this minimum price, including requesting their market makers and other advisers to consider all available possibilities for sale or transfer of the shares.

      3. Piggyback Registration

      References to legislation in this clause 2 of Schedule 7 are to legislative provisions of the United States.

      3.1 Right to Include Shares.

      If the Purchaser proposes to register any of its securities under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8, or any successor or similar forms) (a "Piggyback Registration"), whether for the account of the Purchaser or otherwise, it will promptly, but not later than thirty (30) days before the anticipated date of filing such registration statement, give written notice to the Vendor. Upon the written request of the Vendor made within fifteen (15) days after the receipt of any such notice (which request shall specify the amount of Consideration Shares intended to be disposed of by the Vendor and the intended method of distribution thereof), the Purchaser will cause the registration under the 1933 Act of all the Consideration Shares which the Purchaser has been requested to register by the Vendor in accordance with the intended methods of distribution specified in such request; provided, however, that (a) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Purchaser determines for any reason not to proceed with such registration, the Purchaser may, at its election, give written notice of such determination to

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

the Vendor and, thereupon, will be relieved of its obligation to register any Consideration Shares in connection with such registration, and (b) in case of a determination by the Purchaser to delay registration of its securities, the Purchaser will be permitted to delay the registration of the Consideration Shares for the same period as the delay in registering such other securities. The obligation of the Purchaser under this Clause 2.2. shall be unlimited with respect to the number of registrations, but shall terminate at such time as all of the securities originally deemed Consideration Shares cease to be registrable securities (i) upon the sale of such securities pursuant to a registration statement, (ii) upon the sale of such securities pursuant to Rule 144 promulgated under the 1933 Act, or (iii) on the date on which such securities become available for sale under Rule 144(k).

      3.2 Priority.

      If the managing underwriter for a registration involving an underwritten offering advises the Purchaser in writing that, in its good faith judgment, the number of securities of the Purchaser (including without limitation, Consideration Shares) requested to be included in such registration by the holders thereof exceeds the number of securities of the Purchaser (the "Sale Number") which can be sold in an orderly manner in such offering within a price range acceptable to the Purchaser, the Purchaser will include (a) first, all securities of the Purchaser that the Purchaser proposes to register for its own account, and (b) second, to the extent that the number of securities of the Purchaser to be included by the Purchaser is less than the Sale Number, a number of the Consideration Shares equal to the number derived by multiplying (i) the difference between the Sale Number and the securities proposed to be sold by the Purchaser, and (ii) a fraction the numerator of which is the number of Consideration Shares originally requested to be registered by the Vendor, and the denominator of which shall be the aggregate number of all securities requested to be registered by all holders of the Purchaser's securities (other than securities being registered by the Purchaser itself). To the extent only a portion of the Consideration Shares are included in an underwritten offering, that portion of Consideration Shares originally requested to be registered by the Vendor which are thus excluded from such underwritten offering and any other securities of the Purchaser held by such Vendor shall be withheld from the market by the Vendor thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect such underwritten offering.

      3.3 Obligation to Furnish Information.

      The Purchaser's obligation to cause any registration statement to become effective in connection with the distribution of any Consideration Shares pursuant to this Agreement is contingent upon the Vendor, with reasonable promptness, furnishing to the Purchaser such information regarding itself, the Consideration Shares held by it, and the intended method of disposition of such securities, as is required pursuant to Regulation S-B (or Regulation S-K, as the case may be) promulgated under the 1933 Act, to effect the registration of the Consideration Shares. The Vendor agrees, by acquisition of the Consideration Shares, that it shall not be entitled to sell any of such Consideration Shares pursuant to the registration statement or to receive a prospectus relating thereto, unless the Vendor has furnished the Purchaser with all information required to be disclosed in order to make the information previously furnished to the Purchaser by the Vendor not misleading in a material respect and any other information regarding the Vendor and the distribution of such Consideration Shares as the Purchaser may from time to time reasonably request. Any sale of any Consideration Shares by the Vendor shall constitute a representation and warranty by the Vendor that the information relating to the Vendor and its plan of distribution is as set forth in the Prospectus delivered by the Vendor in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by the Vendor or relating to its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by the Vendor or relating to its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

      3.4 Indemnification by the Purchaser.

      The Purchaser will indemnify and hold harmless the Vendor and its officers, directors, partners and affiliates (and their officers, directors and partners), any underwriter (as defined in the 1933 Act) for the Vendor and each person (and its officers, directors, partners and affiliates), if any, who controls any Vendor or underwriter within the meaning of the 1933 Act or the 1934 Act (each a "Purchaser Indemnified Person"), against any losses, claims, damages, expenses or liabilities, joint or several, or actions in respect thereof ("Losses") to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) any violation or alleged violation by the Purchaser of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any state securities law, and the Purchaser will pay to each such Purchaser Indemnified Person, as incurred, any legal or other expenses reasonably incurred by or on behalf of him in connection with investigating or defending any such Loss; provided, however, that the Purchaser will not be liable in any such case for any such Loss to the extent that it arises out of or is based upon (a) a Violation which occurs solely as the result of the written information furnished by any Vendor, underwriter or controlling person seeking indemnification hereunder, as applicable, expressly for inclusion in the Registration Statement, or (b) with respect to any underwriter and controlling person of such underwriter (and their respective officers and directors), a Violation which results from the fact that there was not sent or given to a person who bought Registrable Securities, at or prior to the written confirmation of the sale, a copy of the final Prospectus, as then amended or supplemented, if the Purchaser had previously furnished copies of such Prospectus hereunder and such Prospectus corrected the misstatement or omission forming the basis of the Violation

      3.5 Indemnification by the Vendor.

      The Vendor will indemnify and hold harmless the Purchaser, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Purchaser within the meaning of the 1933 Act, any underwriter and any controlling person of any such underwriter or other holder (each a "Vendor Indemnified Party"), against any Losses to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely as a result of the written information furnished by the Vendor expressly for inclusion in the applicable registration statement or an act of Vendor in violation of applicable law, and the Vendor will pay, as incurred, any legal or other expenses reasonably incurred by any Vendor Indemnified Person intended to be indemnified pursuant to this Clause 3 in connection with investigating or defending any such Loss.

      4. Dispute Resolution

      4.1. Without prejudice to the jurisdiction of the English Courts, the parties agree to seek to resolve any disputes in relation to the registration of the Consideration Shares and the Lock-In Period by an initial reference by either party to independent counsel chosen by application to www.144opinion.com.
..

      4.2. If any such dispute is not resolved within 30 days of a reference to the transfer agent, then the parties shall be free to take such action as they in their absolute discretion shall deem appropriate.

SIGNED  AS A  DEED  AND  DELIVERED  by  KEITH
MALCOLM BROOME in the presence of:

SIGNED BY : KEITH MALCOLM BROOME

WITNESS : PETER SAVAGE

                  STUART HODGE CORPORATE LAWYERS

SIGNED AS A DEED AND           }
DELIVERED for and on behalf of }
ADAL GROUP INC in the
presence of:                   }

         STEVE GOODACRE

                           Designated Officer